Exhibit 10.3

EMPLOYEE MATTERS AGREEMENT

by and between

SPX CORPORATION

and

SPX FLOW, INC.

Dated as of September 26, 2015

i

ii

SCHEDULES

Schedule 1.01	Individual Agreements
Schedule 5.01(f)	SPX Retiree Medical for Certain Flowco Employees
Schedule 7.04	Certain Canadian Employees
Schedule 9.12	Section 409A

iii

EMPLOYEE MATTERS AGREEMENT

THIS EMPLOYEE MATTERS AGREEMENT (this “Agreement”), is entered into as of September 26, 2015 by and between SPX Corporation, a Delaware corporation (“SPX” or “Infrastructurco”), and SPX FLOW, Inc., a Delaware corporation (“Flowco”) (each a “Party” and together, the “Parties”).

WHEREAS, SPX and Flowco have entered into a Separation and Distribution Agreement as of September 22, 2015, as may be amended from time to time (the “Separation Agreement”), pursuant to which SPX shall separate into two separate publicly traded companies: (i) Flowco, which will continue to conduct, directly and through its Subsidiaries, the Flowco Business, and (ii) Infrastructurco, which will continue to conduct, directly and through its Subsidiaries, the Infrastructurco Business; and distribute to the holders of issued and outstanding SPX Shares on a pro rata basis (in each case without consideration being paid by such shareholders), through a spin off, all of the outstanding Flowco Shares; and

WHEREAS, the Separation Agreement contemplates the execution and delivery of certain other agreements, including this Agreement, in order to facilitate and provide for the separation of Flowco and Infrastructurco.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and in the Separation Agreement, and intending to be legally bound hereby, SPX and Flowco hereby agree as follows:

Article I

DEFINITIONS AND INTERPRETATION

Section 1.01                             Certain Defined Terms.

Unless otherwise defined herein, each capitalized term shall have the meaning specified for such term in the Separation Agreement.  As used in this Agreement:

“Benefit Plan” means any plan, program, policy, agreement, arrangement or understanding that is an employment, consulting, deferred compensation, executive compensation, incentive bonus or other bonus, employee pension, profit sharing, savings, retirement, supplemental retirement, stock option, stock purchase, stock appreciation right, restricted stock, restricted stock unit, deferred stock unit, other equity based compensation, severance pay, retention, change in control, salary continuation, life, death benefit, health, hospitalization, workers’ compensation, sick leave, vacation pay, disability or accident insurance or other employee benefit plan, program, agreement or arrangement, including any “employee benefit plan” (as defined in Section 3(3) of ERISA) (whether or not subject to ERISA) sponsored or maintained by such entity or to which such entity is a party.

“COBRA” means the U.S. Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and the regulations promulgated thereunder.

“Employee Records” means all records pertaining to employment, including benefits, eligibility, training history, performance reviews, disciplinary actions, job experience and history and compensation history.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“Flowco Awards” means Flowco Options, Flowco RSAs and Flowco RSUs and any other awards to be granted under the Flowco Equity Plan pursuant to Article IV.

“Flowco Benefit Plan” means any Benefit Plan sponsored or maintained by one or more members of the Flowco Group following the Effective Time.

“Flowco Board” means the board of directors of Flowco.

“Flowco Business Employee” means an individual employed by SPX or any of its Subsidiaries, and whose employment duties primarily related to the Flowco Business, immediately prior to the Effective Time.

“Flowco Common Stock Fund” means the unitized stock fund investment option offered or to be offered under the SPX Savings Plan or Flowco Savings Plan, as applicable, with a value based on the value of Flowco Shares and the cash liquidity component held thereunder.

“Flowco Employee” means each (i) Flowco Business Employee and (ii) individual employed by SPX, who (in either case) shall be employed by Flowco or a member of the Flowco Group immediately prior to the Effective Time.

“Flowco Non-Employee Director” means any individual who shall be a non-employee member of the Flowco Board immediately after the Distribution Date.

“Flowco Options” means any stock options granted pursuant to the Flowco Equity Plan in accordance with Section 4.03(c)(ii).

“Flowco Price Ratio” means the quotient obtained by dividing the Flowco Stock Value by the SPX Stock Value.

“Flowco RSA” means restricted stock awards granted pursuant to the Flowco Equity Plan in accordance with Section 4.03(b)(ii).

“Flowco RSU” means any RSUs granted pursuant to the Flowco Equity Plan in accordance with Section 4.03(a)(ii).

“Flowco Share” or “Flowco Common Stock” means, prior to and including the Distribution Date, the common stock of Flowco, traded on a when-issued basis and, following the Distribution Date, the common stock of Flowco.

“Flowco Share Ratio” means the quotient obtained by dividing the SPX Stock Value by the Flowco Stock Value.

“Flowco Stock Value” means the simple average of the volume weighted average per share price of Flowco Common Stock on the New York Stock Exchange during regular trading hours for, (1) if the Distribution Date is on a Trading Day, the three Trading Days ending on the Distribution Date or, if the Distribution Date is not on a Trading Day, the three Trading Days ending on the last Trading Day prior to the Distribution Date, plus (2) the three Trading Days following the Distribution Date.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations promulgated thereunder.

“Individual Agreement” means each individual agreement set forth on Schedule 1.01.

“Infrastructurco Awards” means Adjusted Infrastructurco Options, Adjusted Infrastructurco RSAs and Adjusted Infrastructurco RSUs, collectively provided through the SPX Equity Plan in accordance with Article IV.

“Infrastructurco Board” means the board of directors of Infrastructurco.

“Infrastructurco Business Employee” means an individual employed by SPX or any of its Subsidiaries whose employment duties primarily related to the Infrastructurco Business immediately prior to the Effective Time.

“Infrastructurco Employee” means each (i) Infrastructurco Business Employee and (ii) individual employed by SPX, who (in either case) shall be employed by Infrastructurco or a member of the Infrastructurco Group immediately prior to the Effective Time.

“Infrastructurco Non-Employee Director” means any individual who shall be a non-employee member of the Infrastructurco Board immediately after the Distribution Date.

“Infrastructurco Price Ratio” means the quotient obtained by dividing the Infrastructurco Stock Value by the SPX Stock Value.

“Infrastructurco Share Ratio” means the quotient obtained by dividing the SPX Stock Value by the Infrastructurco Stock Value.

“Infrastructurco Stock Value” means the simple average of the volume weighted average per share price of, in each case on the New York Stock Exchange during regular trading hours, of (1) the common stock of SPX trading “ex-distribution” for, if the Distribution Date is on a Trading Day, the three Trading Days ending on the Distribution Date or, if the Distribution Date is not on a Trading Day, the three Trading Days ending on the last Trading Day prior to the Distribution Date, plus (2) SPX Common Stock for the three Trading Days following the Distribution Date.

“Nonqualified Retirement Plans” means the SPX Supplemental Retirement Savings Plan, the Flowco Supplemental Retirement Savings Plan, the SPX SIARP, the SPX TMP and the Flowco TMP.

“RSU” means a right to receive a share of SPX Common Stock or Flowco Common Stock, as applicable, in the future (subject to applicable restrictions and risk of forfeiture).

“SPX Annual Incentive Plan” means any annual incentive bonus or commission program maintained by SPX, including, without limitation, the SPX Corporation Executive Annual Bonus Plan.

“SPX Benefit Plan” means any Benefit Plan sponsored or maintained by SPX or any of its Subsidiaries as of immediately prior to the Effective Time.

“SPX Common Stock Fund” means the unitized stock fund investment option offered or to be offered under the SPX Savings Plan or Flowco Savings Plan, as applicable, with a value based on the value of SPX Shares and the cash liquidity component held thereunder.

“SPX Equity Awards” means any equity awards granted pursuant to the SPX Equity Plan.

“SPX Equity Plan” means the SPX Corporation 2002 Stock Compensation Plan, as amended.

“SPX Internal Performance-Based RSA” means an SPX RSA that vests solely or partially based on the achievement of specified performance goals, which performance goals are based on internal performance metrics such as meeting certain performance returns on operating margin or bonus free cash flow.

“SPX Non-Employee Director” means any non-employee director of SPX immediately prior to the Effective Time.

“SPX Options” means any stock options granted pursuant to the SPX Equity Plan.

“SPX RSA” means restricted stock awards granted pursuant to the SPX Equity Plan.

“SPX RSU” means any RSUs granted pursuant to the SPX Equity Plan.

“SPX Savings Plan” means the SPX Corporation Retirement Savings and Stock Ownership Plan, as amended.

“SPX Share” means a share of SPX Common Stock.

“SPX SIARP” means the SPX Corporation Supplemental Individual Account Retirement Plan, as amended.

“SPX Stock Value” means the simple average of the volume weighted average per share price of SPX Common Stock, trading regular way with due bills on the New York Stock Exchange during regular trading hours for, if the Distribution Date is on a Trading Day, the three Trading Days ending on the Distribution Date or, if the Distribution Date is not on a

Trading Day, the three Trading Days ending on the last Trading Day prior to the Distribution Date.

“SPX Supplemental Retirement Savings Plan” means the SPX Corporation Supplemental Retirement Savings Plan, as amended.

“SPX Time-Based RSU” means an SPX RSU that vests solely based on the passage of time (subject to continued employment or service by holder).

“SPX TMP” means the SPX Corporation Supplemental Retirement Plan for Top Management, as amended.

“SPX Welfare Plan” means any Welfare Plan sponsored or maintained by one or more members of the Infrastructurco Group as of immediately prior to the Distribution Date.

“Trading Day” means any day on which the New York Stock Exchange is open for the buying and selling of securities.

“Welfare Plan” means, where applicable, a “welfare plan” (as defined in Section 3(1) of ERISA) or a “cafeteria plan” under Section 125 of the Code, and any benefits offered thereunder, and any other plan offering health benefits (including medical, prescription drug, dental, vision, and mental health and substance abuse), disability benefits, or life, accidental death and disability, and business travel insurance, pre tax premium conversion benefits, dependent care assistance programs, employee assistance programs, paid time off programs, contribution funding toward a health savings account, flexible spending accounts, tuition reimbursement or educational assistance programs, adoption assistance programs, or cashable credits.

“WARN” means the U.S. Worker Adjustment and Retraining Notification Act, as amended, and the regulations promulgated thereunder, and any applicable foreign, state, provincial or local Law equivalent.

The following terms have the meanings set forth in the Sections set forth below:

Definition	Location
“Adjusted Infrastructurco Option”	4.03(c)(i)
“Adjusted Infrastructurco RSA”	4.03(b)(i)
“Adjusted Infrastructurco RSU”	4.03(a)(i)
“Agreement”	Preamble
“Canadian Pension Plans”	7.03
“Canadian Transferees”	7.04
“Clyde”	6.07
“FICA”	3.01(e)
“Flowco”	Preamble
“Flowco Annual Bonus Plan”	8.01(a)
“Flowco Compensation Committee”	4.03(d)(i)
“Flowco Disabled Employees”	5.01(d)(i)

“Flowco Equity Plan”	4.02
“Flowco FSA”	5.03(a)
“Flowco Key Life Participant”	5.01(g)
“Flowco Key Life Plan”	5.01(g)
“Flowco Savings Plan Beneficiaries”	6.01(b)
“Flowco Savings Plan”	6.01(a)
“Flowco Spin Option”	4.03(c)(ii)
“Flowco Spin RSA”	4.03(b)(ii)
“Flowco Spin RSU”	4.03(a)(ii)
“Flowco SRSP Participant”	6.03(a)
“Flowco SRSP Rabbi Trust”	6.03(c)
“Flowco Supplemental Retirement Savings Plan”	6.03(a)
“Flowco TMP”	6.05(a)
“Flowco TMP Participant”	6.05(a)
“Flowco TMP Rabbi Trust”	6.05(c)
“Flowco Welfare Plans”	5.01(a)
“Former Employees”	3.02(d)
“Former Flowco Employees”	3.02(c)
“Former Infrastructurco Employees”	3.02(b)
“FSA Participation Period”	5.03(b)
“FUTA”	3.01(e)
“IAM Fund”	6.07
“Infrastructurco”	Preamble
“IRS”	6.01(g)
“Party” and “Parties”	Preamble
“Providing Party”	2.02(b)
“Requesting Party”	2.02(b)
“Separation Agreement”	Recitals
“SPX Compensation Committee”	4.01(c)
“SPX Savings Plan Beneficiaries”	6.01(f)(i)
“SPX DB Plans”	6.02(c)
“SPX Key Life Plan”	5.01(g)
“SPX LTD Plan”	5.01(d)(i)
“SPX STD Plan”	5.01(d)(i)
“SPX Savings Plan Flowco Assets”	6.01(c)
“SPX”	Preamble

Section 1.02                             Interpretation and Rules of Construction.

References in this Agreement to any gender include references to all genders, and references to the singular include references to the plural and vice versa.  Any action to be taken by the Board of Directors of a Party may be taken by a committee of the Board of Directors of such Party if properly delegated by the Board of Directors of a Party to such committee.  Unless the context otherwise requires:

(i)                                     the words “include,” “includes” and “including” when used in this Agreement shall be deemed to be followed by the phrase “without limitation;”

(ii)                                  references in this Agreement to Articles, Sections and Schedules shall be deemed references to Articles and Sections of, and Schedules to, this Agreement;

(iii)                               the words “hereof,” “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision of this Agreement;

(iv)                              references in this Agreement to any time shall be to Eastern time unless otherwise expressly provided herein;

(v)                                 the Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein;

(vi)                              any agreement by a Party to take, or refrain from taking, any action hereunder shall be deemed to constitute an agreement by such Party to cause each member of such Party’s Group to take, or refrain from taking, such action (and if legally required or necessary, each Party will agree on similar agreements with members of its Party Group to ensure that all members are obliged in the same way to effectuate the foregoing); and

(vii)                           if there is any conflict between the provisions of the Separation Agreement and this Agreement, the provisions of this Agreement shall control with respect to the subject matter hereof; if there is any conflict between the provisions of the body of this Agreement and the Schedules hereto, the provisions of the body of this Agreement shall control unless explicitly stated otherwise in such Schedule.

Article II

GENERAL PRINCIPLES FOR ALLOCATION OF LIABILITIES

Section 2.01                             General Principles.

(a)                                 Acceptance and Assumption of Flowco Liabilities.  From and after the Effective Time, Flowco shall accept, assume (or, as applicable, retain) and faithfully perform, discharge and fulfill all of the following Liabilities of SPX, Flowco or any of their respective Affiliates in accordance with their respective terms (each of which shall be considered a Flowco Liability), regardless of (i) when or where such Liabilities arose or arise, (ii) where or against whom such Liabilities are asserted or determined, (iii) whether arising from or alleged to arise from negligence, gross negligence, recklessness, violation of law, willful misconduct, bad faith, fraud or misrepresentation by any member of the Infrastructurco Group or the Flowco Group, as the case may be, or any of their past or present respective directors, officers, employees, or agents, (iv) which entity is named in any action associated with any Liability, and (v) whether the facts on which they are based occurred prior to, on or after the date hereof:

(i)                                     any and all wages, salaries, incentive compensation, equity compensation, commissions, bonuses and any other employee compensation or benefits (including,

without limitation, any benefits under education assistance, tuition reimbursement, relocation, or adoption assistance programs), each as may be modified by this Agreement, payable to or on behalf of any Flowco Employees without regard to when such wages, salaries, incentive compensation, equity compensation, commissions, bonuses or other employee compensation or benefits are or may have been awarded or earned;

(ii)                                  any and all Liabilities whatsoever with respect to claims made by or with respect to any Flowco Employees in connection with any Benefit Plan not retained or assumed by any member of the Infrastructurco Group pursuant to this Agreement, the Separation Agreement or any Ancillary Agreement; and

(iii)                               any and all Liabilities expressly assumed or retained by any member of the Flowco Group pursuant to this Agreement.

(b)                                 Acceptance and Assumption of Infrastructurco Liabilities.  From and after the Effective Time, Infrastructurco shall accept, assume (or, as applicable, retain) and faithfully perform, discharge and fulfill all of the following Liabilities of SPX, Flowco or any of their respective Affiliates in accordance with their respective terms (each of which shall be considered an Infrastructurco Liability), regardless of (i) when or where such Liabilities arose or arise, (ii) where or against whom such Liabilities are asserted or determined, (iii) whether arising from or alleged to arise from negligence, gross negligence, recklessness, violation of law, willful misconduct, bad faith, fraud or misrepresentation by any member of the Infrastructurco Group or the Flowco Group, as the case may be, or any of their past or present respective directors, officers, employees, or agents, (iv) which entity is named in any action associated with any Liability, and (v) whether the facts on which they are based occurred prior to, on or after the date hereof:

(i)                                     any and all wages, salaries, incentive compensation, equity compensation, commissions, bonuses and any other employee compensation or benefits (including, without limitation, any benefits under education assistance, tuition reimbursement, relocation, or adoption assistance programs), each as may be modified by this Agreement, payable to or on behalf of any Infrastructurco Employees and Former Employees, without regard to when such wages, salaries, incentive compensation, equity compensation, commissions, bonuses or other employee compensation or benefits are or may have been awarded or earned;

(ii)                                  any and all Liabilities whatsoever with respect to claims made by or with respect to any Infrastructurco Employees or Former Employees in connection with any Benefit Plan not retained or assumed by any member of the Flowco Group pursuant to this Agreement, the Separation Agreement or any Ancillary Agreement; and

(iii)                               any and all Liabilities expressly assumed or retained by any member of the Infrastructurco Group pursuant to this Agreement.

(c)                                  Unaddressed Liabilities.  To the extent that the Parties agree this Agreement does not address particular Liabilities under any Benefit Plan and the Parties later determine that they should be allocated in connection with the Distribution, the Parties shall agree in good faith on the allocation, taking into account the handling of comparable Liabilities under this Agreement.

Section 2.02                             Service Credit.

(a)                                 Service for Eligibility, Vesting and Benefit Purposes.  Except as otherwise determined by Flowco in its discretion, Flowco shall cause each member of the Flowco Group to, and shall cause the Flowco Benefit Plans to, recognize each Flowco Employee’s full service with SPX or any of its Subsidiaries or their respective predecessor entities at or before the Effective Time, to the same extent that such service was credited by SPX and its Subsidiaries for similar purposes prior to the Effective Time as if such full service had been performed for a member of the Flowco Group, for purposes of eligibility, vesting and determination of level of benefits under any such Flowco Benefit Plan (except for purposes of benefit accrual under a defined benefit pension plan).

(b)                                 Evidence of Prior Service.  Notwithstanding anything in this Agreement to the contrary, but subject to applicable Law, upon reasonable request by either Party (the “Requesting Party”), the other Party (the “Providing Party”) will provide to the Requesting Party copies of any records available to the Providing Party to document the service, plan participation and membership of former employees of the Providing Party who are then employees of the Requesting Party, and will cooperate with the Requesting Party to resolve any discrepancies or obtain any missing data for purposes of determining benefit eligibility, participation, vesting and calculation of benefits with respect to any such employee.

Section 2.03                             Benefit Plans.

(a)                                 Establishment of Plans.  As of or after the Effective Time, and subject to the other provisions of this Agreement, Flowco, except as otherwise determined by Flowco in its sole discretion, shall, or shall cause the other applicable members of the Flowco Group to, adopt or maintain Benefit Plans (and related trusts, if applicable), with terms that are substantially comparable (or such other standard as is determined by Flowco in its sole discretion) to those of the corresponding SPX Benefit Plans; provided, however, that Flowco may limit participation in any such Flowco Benefit Plan to Flowco Employees who participated in the corresponding SPX Benefit Plan immediately prior to the Effective Time.

(b)                                 Information and Operation.  Infrastructurco shall, and shall cause the applicable members of the Infrastructurco Group to, provide Flowco with information describing each SPX Benefit Plan election made by a Flowco Employee that may have application to a Flowco Benefit Plan from and after the Effective Time, and Flowco shall use its commercially reasonable efforts to administer the Flowco Benefit Plans using those elections (except as otherwise determined by Flowco in its sole discretion).  Each Party shall, subject to applicable Law, upon reasonable request, provide the other Party and the other Party’s respective Affiliates, agents, and vendors all information (including, without limitation, the elections described in the preceding sentence) reasonably necessary to the other Party’s operation or administration of its Benefit Plans.

(c)                                  No Duplication or Acceleration of Benefits.  Notwithstanding anything to the contrary in this Agreement, the Separation Agreement or any Ancillary Agreement, no participant in any Flowco Benefit Plan shall receive service credit or benefits to the extent that receipt of such service credit or benefits would result in duplication of benefits provided to such participant by the corresponding SPX Benefit Plan or any other plan, program or arrangement sponsored or maintained by Infrastructurco or any other member of the Infrastructurco Group. Furthermore, unless expressly provided for in this Agreement, the Separation Agreement or in any Ancillary Agreement or required by applicable Law, no provision in this Agreement shall be construed to create any right to accelerate vesting or entitlements under any Benefit Plans sponsored or maintained by SPX, a member of the Infrastructurco Group, Flowco or member of the Flowco Group on the part of any Flowco Employee, Infrastructurco Employee or Former Employee.

(d)                                 No Expansion of Participation.  Unless otherwise expressly provided in this Agreement, as otherwise determined or agreed to by Infrastructurco and Flowco, as required by applicable Law, or as explicitly set forth in a Flowco Benefit Plan, a Flowco Employee shall be entitled to participate in the Flowco Benefit Plans at the Effective Time only to the extent that such Flowco Employee was entitled to participate in the corresponding SPX Benefit Plan as in effect immediately prior to the Effective Time (to the extent that such Flowco Employee does not participate in the respective Flowco Benefit Plan immediately prior to the Effective Time), it being understood that this Agreement does not expand (i) the number of Flowco Employees entitled to participate in any Flowco Benefit Plan or (ii) the participation rights of Flowco Employees in any Flowco Benefit Plans beyond the rights of such Flowco Employees under the corresponding SPX Benefit Plans, in each case, after the Effective Time.

(e)                                  Transition Services.  The Parties acknowledge that the Infrastructurco Group or the Flowco Group may provide administrative services for certain of the other Party’s Benefit Plans for a transitional period under the terms of the Transition Services Agreement.  The Parties agree to enter into a business associate agreement in connection with such Transition Services Agreement (if required by HIPAA or other applicable health information privacy Laws).

(f)                                   Beneficiaries.  References to Infrastructurco Employees, Flowco Employees, Former Employees, SPX Non-Employee Director, Flowco Non-Employee Directors and Infrastructurco Non-Employee Directors shall be deemed to refer to their beneficiaries, dependents, survivors and alternate payees, as applicable.

Section 2.04                             Individual Agreements; Expatriate Obligations.

(a)                                 Assignment to Flowco.  SPX hereby assigns, and shall cause each other applicable member of the Infrastructurco Group to assign, to Flowco or another member of the Flowco Group, as designated by Flowco, all Individual Agreements, with such assignment to be effective as of the Effective Time; provided, however, that to the extent that assignment of any such Individual Agreement is not permitted by the terms of such agreement or by applicable Law, effective as of the Effective Time, each member of the Flowco Group shall be considered to be a successor to SPX and/or the applicable member(s) of the Infrastructurco Group for purposes of, and a third-party beneficiary with respect to, such Individual Agreement, such that the applicable members of the Flowco Group shall enjoy all of the rights and benefits under such agreement

(including rights and benefits as a third-party beneficiary), with respect to the business operations of the Flowco Group.  For avoidance of doubt, to the extent that an Individual Agreement is assigned to Flowco or another member of the Flowco Group, and such Individual Agreement contains provisions addressing equity awards, the assignment shall provide that such provisions shall apply to equity awards of Flowco and Infrastructurco.

(b)                                 Assumption by Flowco.  From and after the Effective Time, Flowco shall accept, assume and faithfully perform, discharge and fulfill the agreements referenced in Section 2.04(a) hereof.

(c)                                  Expatriate Obligations.  From and after the Effective Time, Flowco shall accept, assume and faithfully perform, discharge and fulfill the agreements to which any Flowco Employee is a party (to the extent that a member of the Flowco Group is not already contractually obligated) that provides for expatriate (including any international assignee) contract or arrangement (including agreements and obligations regarding repatriation, relocation, equalization of taxes (including tax filings and obligations for years prior to the Effective Time) and living standards in the host country).

(d)                                 Relocation Loan — Flowco Employee Officers.  Infrastructurco shall keep the Liabilities relating to a relocation loan provided by SPX to a Flowco Employee who is an officer of SPX (or will be an officer of Flowco immediately after the Effective Time), and the relocation loan for such Flowco Employee shall not be assigned or transferred to Flowco (or any member of the Flowco Group).

Article III

EMPLOYEES

Section 3.01                             Active Employees.

(a)                                 Generally.  Except as otherwise set forth in this Agreement, effective not later than immediately prior to the Effective Time, the employment of each Flowco Business Employee shall be assigned and transferred to Flowco or a member of the Flowco Group, and the employment of each Infrastructurco Business Employee shall be assigned and transferred to Infrastructurco or a member of the Infrastructurco Group.

(b)                                 At Will Employment.  Notwithstanding the above or any other provision of this Agreement, nothing in this Agreement shall create any obligation on the part of any member of the Infrastructurco Group or the Flowco Group to continue the employment of any employee for any period of time following the Effective Time or to change the employment status of any employee from “at will,” to the extent such employee is an “at will” employee under applicable Law.

(c)                                  No Severance.  The Distribution and the assignment, transfer or continuation of the employment of employees in connection therewith shall not be deemed a severance or termination of employment of any employee for purposes of any plan, policy, practice or arrangement of any member of the Infrastructurco Group or Flowco Group.

(d)                                 Not a Change of Control/Change in Control.  Neither the consummation of the Distribution nor any transaction in connection with the Distribution shall be deemed a “change of control,” “change in control,” or term of similar import for purposes of any SPX Benefit Plan or Flowco Benefit Plan.

(e)                                  Payroll and Related Taxes.  With respect to any Flowco Employee or group of Flowco Employees, the Parties shall, or shall cause their respective Subsidiaries to, (i) treat Flowco (or the applicable member of the Flowco Group) as a “successor employer” and Infrastructurco (or the applicable member of the Infrastructurco Group) as a “predecessor,” within the meaning of Sections 3121(a)(1) and 3306(b)(1) of the Code, for purposes of taxes imposed under the United States Federal Insurance Contributions Act, as amended (“FICA”), or the United States Federal Unemployment Tax Act, as amended (“FUTA”), (ii) cooperate with each other to avoid, to the extent possible, the restart of FICA and FUTA before, upon, or following the Effective Time with respect to each such Flowco Employee for the tax year during which the Effective Time occurs, and (iii) use commercially reasonable efforts to implement the alternate procedure described in Section 5 of Revenue Procedure 2004-53; provided, however, that, if Flowco (or the applicable member of the Flowco Group) cannot be treated as a “successor employer” to SPX (or the applicable member of the Infrastructurco Group) within the meaning of Sections 3121(a)(1) and 3306(b)(1) of the Code with respect to any Flowco Employee or group of Flowco Employees, (x) with respect to the portion of the tax year commencing on January 1, 2015 and ending on the Distribution Date, SPX will (A) be responsible for all payroll obligations, tax withholding and reporting obligations for such Flowco Employees and (B) furnish a Form W-2 or similar earnings statement to all such Flowco Employees for such period, and (y) with respect to the remaining portion of such tax year, Flowco will (A) be responsible for all payroll obligations, tax withholding and reporting obligations regarding such Flowco Employees and (B) furnish a Form W-2 or similar earnings statement to all such Flowco Employees.

Section 3.02                             Former Employees.

(a)                                 General Principle.  Except as otherwise provided in this Agreement, each former employee of the Infrastructurco Group or the Flowco Group as of the Distribution Date will be considered a former employee of the business as to which his or her duties were primarily related immediately prior to his or her termination of employment with all of Infrastructurco, Flowco and their respective Affiliates.

(b)                                 Former Infrastructurco Employees.  Former employees of the Infrastructurco Group as of the Effective Time shall be deemed to include all employees who, as of their last day of employment with all of Infrastructurco, Flowco and their respective Affiliates, had employment duties primarily related to the Infrastructurco Business (collectively, the “Former Infrastructurco Employees”).

(c)                                  Former Flowco Employees.  Former employees of the Flowco Group as of the Effective Time shall be deemed to include all employees who, as of their last day of employment with all of Infrastructurco, Flowco and their respective Affiliates, had employment duties primarily related to the Flowco Business (collectively, the “Former Flowco Employees”).

(d)                                 Former Employees.  Former Infrastructurco Employees and Former Flowco Employees are collectively referred to as “Former Employees”.

Section 3.03                             Employment Law Obligations.  From and after the Effective Time, (a) the members of the Infrastructurco Group shall be responsible for adopting and maintaining any policies or practices, and for all other actions and inactions, necessary to comply with employment related laws and requirements relating to the employment of the Infrastructurco Employees and the treatment of the Former Employees in respect of their former employment with SPX and its Affiliates, and (b) the members of the Flowco Group shall be responsible for adopting and maintaining any policies or practices, and for all other actions and inactions, necessary to comply with employment related laws and requirements relating to the employment of the Flowco Employees.  Without limiting the scope of the foregoing, after the Effective Time, (i) the members of the Infrastructurco Group shall be responsible for providing any necessary WARN notice and satisfying WARN obligations with respect to any termination of employment of any Infrastructurco Employee that occurs after the Effective Time and (ii) the members of the Flowco Group shall be responsible for providing any necessary WARN notice and satisfying WARN obligations with respect to any termination of employment of any Flowco Employee that occurs after the Effective Time.

Section 3.04                             Employee Records.

(a)                                 Sharing of Records.  The Parties shall use their respective best efforts to provide each other such Employee Records and information only as necessary or appropriate to carry out their obligations under applicable Law (including, without limitation, any relevant privacy protection laws or regulations in any applicable jurisdictions), this Agreement or the Separation Agreement or the Transition Services Agreement, or for the purposes of administering their respective Benefit Plans and policies.  Subject to applicable Law, all information and Employee Records regarding employment and personnel matters of (i) Infrastructurco Employees and Former Employees shall be accessed, retained, held, used, copied and transmitted after the Distribution Date by Infrastructurco in accordance with all laws and policies relating to the collection, storage, retention, use, transmittal, disclosure and destruction of such records and (ii) Flowco Employees and Former Flowco Employees shall be accessed, retained, held, used, copied and transmitted after the Distribution Date by Flowco in accordance with all laws and policies relating to the collection, storage, retention, use, transmittal, disclosure and destruction of such records.  Subject to the Transition Services Agreement, the Parties shall reimburse each other for any reasonable costs incurred in copying or transmitting any records requested pursuant to this Section 3.04.

(b)                                 Access to Records.  To the extent consistent with applicable privacy protection laws or regulations, access to such Employee Records after the Distribution Date will be provided to Infrastructurco and Flowco in accordance with the Separation Agreement and Transition Services Agreement.  In addition, notwithstanding anything to the contrary, Flowco shall be entitled to reasonable access to those Employee Records retained by Infrastructurco necessary for Flowco’s continued administration of any plans or programs (or as otherwise required by applicable Law) on behalf of employees after the Distribution Date, and SPX shall be entitled to reasonable access to those Employee Records retained by Flowco necessary for Infrastructurco’s continued administration of any plans or programs (or as otherwise required by applicable Law) on behalf of employees after the Distribution Date, provided that, in each case, such access shall be limited to individuals who have a job related need to access such Employee Records.  Flowco shall be entitled to retain copies of all restrictive covenant agreements with any Infrastructurco Employee or Former Employee in which Flowco has a valid business interest.  Infrastructurco shall be entitled to retain copies of all restrictive covenant agreements with any Flowco Employee or Former Employee in which Infrastructurco has a valid business interest.

(c)                                  Maintenance of Employee Records.  With respect to retaining, destroying, transferring, sharing, copying and permitting access to all such information, Flowco and Infrastructurco shall each comply with all applicable Laws, regulations and internal policies, and each Party shall indemnify and hold harmless the other Party from and against any and all liability, claims, actions, and damages that arise from a failure (by the indemnifying party or its agents) to so comply with all applicable Laws, regulations and internal policies applicable to such information.

(d)                                 No Access to Computer Systems.  Except as set forth in the Separation Agreement or the Transition Services Agreement, no provision of this Agreement shall give either Party direct access to the computer systems of the other Party, unless specifically permitted by the owner of such systems.

(e)                                  Relation to Separation Agreement.  The provisions of this Section 3.04 shall be in addition to, and not in derogation of, the provisions of the Separation Agreement governing Confidential Information and access to and use of employees, information and records.

(f)                                   Confidentiality.  Except as otherwise set forth in this Agreement, all Employee Records and data relating to employees shall, in each case, be subject to the confidentiality provisions of the Separation Agreement.

(g)                                  Cooperation.  Each member of the Infrastructurco Group and Flowco Group shall use commercially reasonable efforts to share, retain and maintain data and Employee Records that are necessary or appropriate to further the purposes of this Section 3.04 and for each other to administer their respective Benefit Plans to the extent consistent with this Agreement and applicable Law.  Except as provided under the Transition Services Agreement, neither Infrastructurco nor Flowco shall charge the other any fee for such cooperation.  The Parties agree to cooperate as long as is reasonably necessary to further the purposes of this Section 3.04.

Section 3.05                             No-Hire and Non-Solicitation.  Each Party agrees that, for a period of twelve (12) months from the Distribution Date, such Party shall not hire or solicit for employment any individual who is an Infrastructurco Employee, in the case of Flowco, or a Flowco Employee, in the case of Infrastructurco; provided, however, that, without limiting the generality of the foregoing prohibition on solicitation and hiring employees of the other Party, this Section 3.05 shall not prohibit (a) the solicitation but not the hiring of a Person through generalized solicitations that are not directed to specific Persons or employees of the other Party, (b) the solicitation and hiring of a Person whose employment was involuntarily terminated by the other Party, or (c) the solicitation and hiring of a Person after receipt by the soliciting Party (in advance of any solicitation or, in the case of a response to a general solicitation as permitted under clause (a) above, in advance of any subsequent solicitation in connection with the recruiting process) of the express written consent of the senior human resources executive of the Party that employs the Person who is to be solicited and/or hired (or if such Person is the senior human resources executive, the express written consent of the general counsel of the Party). Except as provided in clause (b) above with respect to involuntary terminations, without regard to the use of the term “employee” or “employs,” the restrictions under this Section 3.05 shall be applicable to (i) Infrastructurco Employees whose employment terminates after the Effective Time, and (ii) Flowco Employees whose employment terminates after the Effective Time, in each case, until the earlier of the date that is (x) three months after such employee’s last date of employment with Infrastructurco or Flowco, as applicable, or (y) the date that is the first anniversary of the Distribution Date. For the avoidance of doubt, the restrictions under this Section 3.05 shall not apply to Former Employees whose most recent employment with SPX and its Subsidiaries was terminated prior to the Effective Time.

Article IV

EQUITY AWARDS

Section 4.01                             General Principles.

(a)                                 Infrastructurco and Flowco shall take any and all reasonable actions as shall be necessary and appropriate to further the provisions of this ARTICLE IV, including, to the extent practicable, providing written notice or similar communication to each employee who holds one or more awards granted under the SPX Equity Plan informing such employee of (i) the actions contemplated by this ARTICLE IV with respect to such awards and (ii) whether (and during what time period) any “blackout” period shall be imposed upon holders of awards granted under the SPX Equity Plan during which time awards may not be exercised or settled, as the case may be.

(b)                                 No award described in this ARTICLE IV, whether outstanding or to be issued, adjusted, substituted, assumed, converted or cancelled by reason of or in connection with the Distribution, shall be issued, adjusted, substituted, assumed, converted or cancelled until in the judgment of the administrator of the applicable plan or program such action is consistent with all applicable Laws, including federal securities Laws.  Any period of exercisability will not be extended on account of a period during which such an award is not exercisable pursuant to the preceding sentence.

(c)                                  Notwithstanding anything to the contrary in this Section 4.01, effective immediately prior to the Effective Time, the compensation committee of the board of directors of SPX (the “SPX Compensation Committee”) may provide for different adjustments with respect to some or all SPX Equity Awards to the extent that the SPX Compensation Committee deems such adjustments necessary and appropriate.  Any adjustments made by the SPX Compensation Committee pursuant to the foregoing sentence shall be deemed incorporated by reference herein as if fully set forth below and shall be binding on the Parties and their respective Affiliates.

Section 4.02                             Establishment of Equity Incentive Plans.  Prior to the Effective Time, (a) Flowco shall establish an equity incentive plan for the benefit of eligible Flowco Employees and Flowco Non-Employee Directors that is substantially similar to the SPX Equity Plan (the

“Flowco Equity Plan”) and (b) thereafter and prior to the Effective Time, SPX, as the sole stockholder of Flowco, shall approve the Flowco Equity Plan.

Section 4.03                             Treatment of Outstanding Equity Incentive Awards.

(a)                                 SPX RSUs.

(i)                                     Infrastructurco Employees and Former Employees.  Each SPX RSU that is outstanding as of immediately prior to the Effective Time and held by an Infrastructurco Employee or a Former Employee shall be adjusted by multiplying the number of RSUs subject to such SPX RSU by the Infrastructurco Share Ratio (each such adjusted SPX RSU, an “Adjusted Infrastructurco RSU”).  If the resulting product includes a fractional RSU, the number of RSUs subject to such Adjusted Infrastructurco RSU shall be rounded down to the nearest whole RSU.  Each Adjusted Infrastructurco RSU shall be subject to substantially the same terms and conditions (including, as applicable, with respect to service vesting and performance vesting) immediately after the Effective Time as were applicable to the corresponding SPX RSU immediately prior to the Effective Time (except as otherwise provided herein, including in Section 4.03(d)).

(ii)                                  Flowco Employees.  Each SPX RSU that is outstanding as of immediately prior to the Effective Time and held by a Flowco Employee shall be converted as of the Effective Time into a Flowco RSU (each such award, a “Flowco Spin RSU”), with the number of RSUs subject to each such Flowco Spin RSU to be set at a number equal to the product of (A) the number of RSUs subject to the corresponding SPX RSU immediately prior to the Effective Time multiplied by (B) the Flowco Share Ratio, with any fractional RSU rounded down to the nearest whole RSU.  Each Flowco Spin RSU shall otherwise be subject to substantially the same terms and conditions (including, as applicable, with respect to service vesting and performance vesting) immediately after the Effective Time as were applicable to the corresponding SPX RSU immediately prior to the Effective Time (except as otherwise provided herein, including in Section 4.03(d)).

(iii)                               Notwithstanding Sections 4.03(a)(i)-(ii), the vesting of any SPX Time-Based RSU that would otherwise vest in full (assuming continued employment by the holder) on or prior to December 31, 2015, shall be accelerated to the date that is four Trading Days prior to the Record Date (assuming that such award has not otherwise been forfeited prior to such date) and shall be settled in accordance with terms of the applicable award agreement (but no later than the Record Date).

(b)                                 SPX RSAs.

(i)                                     Infrastructurco Employees and Former Employees.  Each SPX RSA that is outstanding as of immediately prior to the Effective Time and held by an Infrastructurco Employee or a Former Employee shall be adjusted by multiplying the number of SPX Shares subject to such SPX RSA by the Infrastructurco Share Ratio (each such adjusted SPX RSA, an “Adjusted Infrastructurco RSA”).  If the resulting product includes a fractional share, the number of SPX Shares subject to such Adjusted Infrastructurco RSA shall be rounded down to the nearest whole share.  Each Adjusted

Infrastructurco RSA shall be subject to substantially the same terms and conditions (including, as applicable, with respect to service vesting, performance vesting and periods of holding) immediately after the Effective Time as were applicable to the corresponding SPX RSA immediately prior to the Effective Time (except as otherwise provided herein, including in Section 4.03(d)).

(ii)                                  Flowco Employees.  Each SPX RSA that is outstanding as of immediately prior to the Effective Time and held by a Flowco Employee shall be converted as of the Effective Time into a Flowco RSA (each such award, a “Flowco Spin RSA”), with the number of Flowco Shares subject to each such Flowco Spin RSA to be set at a number equal to the sum of (x) plus (y) below, with any fractional share rounded down to the nearest whole share:

(x) product of (A) the number of SPX Shares subject to the corresponding SPX RSA immediately prior to the Effective Time multiplied by (B) the Flowco Share Ratio; plus

(y) the quotient of (A) the value of the cash dividends held in escrow under the corresponding SPX RSA immediately prior to the Effective Time divided by (B) the Flowco Stock Value.

Each Flowco Spin RSA shall otherwise be subject to substantially the same terms and conditions (including, as applicable, with respect to service vesting, performance vesting and periods of holding) immediately after the Effective Time as were applicable to the corresponding SPX RSA immediately prior to the Effective Time (except as otherwise provided herein, including in Section 4.03(d)).

(iii)                               Notwithstanding Sections 4.03(b)(i)-(ii), immediately prior to the Effective Time, the vesting of (i) each outstanding SPX Internal Performance-Based RSA granted in 2014 and 2013 held by a Former Employee and (ii) each outstanding SPX RSA held by an SPX Non-Employee Director, shall be accelerated (without regard to whether any applicable service or performance criteria has been met) and shall cease to be subject to any restrictions.

(c)                                  SPX Stock Options.

(i)                                     Infrastructurco Employees and Former Employees.  Each SPX Option that is outstanding as of immediately prior to the Effective Time and held by an Infrastructurco Employee or a Former Employee shall remain an option to purchase SPX Shares (each such option, an “Adjusted Infrastructurco Option”), with exercise price and the number of SPX Shares subject to the Adjusted Infrastructurco Option adjusted as follows:

(x)  the per-share exercise price of each such Adjusted Infrastructurco Option shall be equal to the product of (A) the per-share exercise price of the corresponding SPX Option immediately prior to the Effective Time multiplied by (B) the Infrastructurco Price Ratio, rounded up to the nearest whole hundredth of a cent; and

(y) the number of SPX Shares subject to each such Adjusted Infrastructurco Option shall be equal to the product of (A) the number of SPX Shares subject to the corresponding SPX Option immediately prior to the Effective Time multiplied by (B) the Infrastructurco Share Ratio, with any fractional share rounded down to the nearest whole share.

Each Adjusted Infrastructurco Option shall otherwise be subject to substantially the same terms and conditions (including, as applicable, with respect to service vesting and option expiration) immediately after the Effective Time as were applicable to the corresponding SPX Option immediately prior to the Effective Time (except as otherwise provided herein, including in Section 4.03(d)).

(ii)                                  Flowco Employees.  Each SPX Option that is outstanding as of immediately prior to the Effective Time and held by a Flowco Employee shall be converted as of the Effective Time into a Flowco Option to purchase Flowco Shares (each such option, a “Flowco Spin Option”), with exercise price and the number of Flowco Shares subject to the Flowco Spin Option adjusted as follows:

(x) the per-share exercise price of each such Flowco Spin Option shall be equal to the product of (A) the per-share exercise price of the corresponding SPX Option immediately prior to the Effective Time multiplied by (ii) the Flowco Price Ratio, rounded up to the nearest whole hundredth of a cent; and

(y) the number of Flowco Shares subject to each such Flowco Spin Option shall be equal to the product of (A) the number of SPX Shares subject to the corresponding SPX Option immediately prior to the Effective Time multiplied by (B) the Flowco Share Ratio, with any fractional share rounded down to the nearest whole share.

Each Flowco Spin Option shall otherwise be subject to substantially the same terms and conditions (including, as applicable, with respect to service vesting and option expiration) immediately after the Effective Time as were applicable to the corresponding SPX Option immediately prior to the Effective Time (except as otherwise provided herein, including in Section 4.03(d)).

(iii)                               Notwithstanding anything to the contrary in this Section 4.03(c), the exercise price, the number of SPX Shares and Flowco Shares subject to each Adjusted Infrastructurco Option and Flowco Spin Option, and the terms and conditions of exercise of such options shall be determined in a manner consistent with the requirements of Section 409A of the Code.

(d)                                 Miscellaneous Award Terms.

(i)                                     With respect to determining eligibility for “Retirement” (or such other similar term) under Flowco Awards, if applicable, employment with or service to the Infrastructurco Group prior to the Distribution Date for the corresponding SPX Award shall be treated as employment with and service to Flowco with respect to such determination under Flowco Awards held by Flowco Employees.  To the extent that any determination with respect to the achievement of certain performance goals or retirement must be made with respect to Flowco Awards, such determination shall be made by the compensation committee of the board of directors of Flowco (the “Flowco Compensation Committee”).

(ii)                                  For the avoidance of doubt, neither the Separation nor the Distribution shall constitute a termination of employment for any employee for purposes of any Infrastructurco Award or any Flowco Award.

(iii)                               For any Flowco Award granted under this Section 4.03, and without limiting Sections 9.11 and 9.12, any reference to a “change in control,” “change of control” or similar definition in an award agreement shall refer to a “Change of Control” as set forth in the Flowco Equity Plan (as may be adjusted by the applicable award agreement).

(iv)                              With respect to the Adjusted Infrastructurco RSU issued in accordance with Section 4.03(a)(i), or a Flowco Spin RSU issued in accordance with Section 4.03(a)(ii), which in either case vests solely or partially based on the achievement of specified performance goals, and subject to the applicable award agreement, the number of RSUs that vest under such awards shall be the greater of (i) the number as certified by the SPX Compensation Committee or Flowco Compensation Committee, as applicable, in accordance with the applicable performance vesting terms of the award, or (ii) 50% of the number that would have vested assuming performance under such award was at target level; provided, however, this paragraph (iv) shall not apply to any Adjusted Infrastructurco RSU held by a Former Employee whose termination of employment from SPX (and its Affiliates) occurred before August 20, 2015.

(v)                                 With respect to any Flowco Spin RSA issued in accordance with Section 4.03(b)(ii), where the corresponding SPX RSA was an SPX Internal Performance-Based RSA granted in 2014, the performance periods with respect to such Flowco Spin RSAs shall be (i) the fourth quarter of the 2015 fiscal year, and (ii) January 1, 2016 to December 31, 2016, and new performance goals that are attributable to Flowco with respect to such periods shall be set by the SPX Compensation Committee or Flowco Compensation Committee, as applicable.  With respect to any Flowco Spin RSA issued in accordance with Section 4.03(b)(ii), where the corresponding SPX RSA was an SPX Internal Performance-Based RSA granted in 2013, the performance period with respect to such Flowco Spin RSAs shall be the fourth quarter of the 2015 fiscal year, and new performance goals that are attributable to Flowco with respect to such period shall be set by the SPX Compensation Committee or Flowco Compensation Committee, as applicable.

(vi)                              Nothing in this Agreement shall be construed to limit the SPX Compensation Committee from equitably adjusting SPX Equity Awards pursuant to its powers under the SPX Equity Plan and applicable award agreements.

Section 4.04                             Section 16(b) of the Exchange Act.  By approving the adoption of this Agreement, the respective Boards of Directors of each of SPX and Flowco intend to exempt from the short-swing profit recovery provisions of Section 16(b) of the Exchange Act, by reason of the application of Rule 16b-3 thereunder, all acquisitions and dispositions of equity incentive awards by directors and officers of each of SPX and Flowco, and the respective Boards of Directors of SPX and Flowco also intend expressly to approve, in respect of any equity-based award, the use of any method for the payment of an exercise price and the satisfaction of any applicable Tax withholding (specifically including the actual or constructive tendering of shares in payment of an exercise price and the withholding of option shares from delivery in satisfaction of applicable Tax withholding requirements) to the extent such method is permitted under the SPX Equity Plan, Flow Equity Plan and award agreement, as applicable.

Section 4.05                             Liabilities for Settlement of Awards.  Except as provided for pursuant to Section 4.07, from and after the Effective Time (a) Infrastructurco (or one or more members of the Infrastructurco Group so designated) shall be responsible for all Liabilities associated with Infrastructurco Awards, including share delivery, dividends, dividend equivalents, registration or other obligations related to the exercise, vesting or settlement of the Infrastructurco Awards and (b) Flowco shall be responsible for all Liabilities associated with Flowco Awards, including any option exercise, share delivery, dividends, dividend equivalents, registration or other obligations related to the exercise, vesting or settlement of the Flowco Awards.

Section 4.06                             Form S-8.  Prior to, upon or as soon as reasonably practicable after the Effective Time and subject to applicable Law, Flowco shall prepare and file with the U.S. Securities and Exchange Commission one or several registration statements on Form S-8 (or another appropriate form) registering under the Securities Act of 1933, as amended, the offering of a number of shares of Flowco Common Stock at a minimum equal to the number of shares that are or may be subject to Flowco Awards.  Flowco shall use commercially reasonable efforts to cause any such registration statement to be kept effective (and the current status of the prospectus or prospectuses required thereby to be maintained) as long as any Flowco Awards remain outstanding.

Section 4.07                             Tax Reporting and Withholding for Equity-Based Awards.  The Infrastructurco Group will be responsible for all income, payroll, or other tax reporting related to income of Infrastructurco Employees or Former Employees from equity-based awards, and Flowco (or one of its Subsidiaries) will be responsible for all income, payroll, or other tax reporting related to income of Flowco Employees from equity-based awards.  Similarly, the Infrastructurco Group will be responsible for all income, payroll, or other tax reporting related to income of its non-employee directors from equity-based awards, and Flowco will be responsible for all income, payroll, or other tax reporting related to income of its non-employee directors from equity-based awards.  Further, the Infrastructurco Group shall be responsible for remitting applicable tax withholdings for Infrastructurco Employees to each applicable taxing authority, and Flowco (or one of its Subsidiaries) shall be responsible for remitting applicable tax withholdings for Flowco Employees to each applicable taxing authority.

Section 4.08                             Cooperation.  Each of the Parties shall establish an appropriate administration system in order to administer, in an orderly manner, (i) exercises of vested Adjusted Infrastructurco Options and Flowco Spin Options, (ii) the vesting and forfeiture of other unvested Infrastructurco Awards and Flowco Awards, and (iii) the withholding and reporting requirements with respect to all awards.  Each of the Parties shall work together to unify and consolidate all indicative data and payroll and employment information on regular timetables and make certain that each applicable Person’s data and records in respect of such awards are correct and updated on a timely basis.  The foregoing shall include employment status and information required for vesting and forfeiture of awards and tax withholding/remittance, compliance with trading windows and compliance with the requirements of the Exchange Act and other applicable Laws.

Section 4.09                             SPX Equity Awards in Certain Non-U.S. Jurisdictions.  Notwithstanding the provisions of Section 4.03, the Parties may mutually agree, in their sole discretion, not to adjust certain outstanding SPX Equity Awards held by non-U.S. award holders pursuant to the provisions of Section 4.03, where those actions would create or trigger adverse legal, accounting or tax consequences for SPX, Flowco, and/or the affected non-U.S. award holders.  In such circumstances, SPX and/or Flowco may take any action necessary or advisable to prevent any such adverse legal, accounting or tax consequences, including, but not limited to, agreeing that the outstanding SPX Equity Awards of the affected non-U.S. award holders shall terminate in accordance with the terms of the SPX Equity Plan and the underlying award agreements, in which case Flowco or SPX, as applicable, shall equitably compensate the affected non-U.S. award holders in an alternate manner determined by Flowco or SPX, as applicable, in its sole discretion, or apply an alternate adjustment method.  Where and to the extent required by applicable Law or tax considerations outside the United States, the adjustments described in this Section 4.09 shall be deemed to have been effectuated immediately prior to the Distribution Date.

Article V

CERTAIN U.S. WELFARE BENEFIT MATTERS

Section 5.01                             Establishment of Welfare Plans.

(a)                                 Except as expressly set forth herein, on or prior to the Distribution Date, and subject to Section 5.05, Flowco shall establish and adopt Welfare Plans that will provide welfare benefits to each eligible Flowco Employee who is, as of the Distribution Date, a participant in any of the SPX Welfare Plans (and their eligible spouses and dependents, as the case may be) under terms and conditions that are comparable to the SPX Welfare Plans (the “Flowco Welfare Plans”).  Coverage and benefits that were provided under the SPX Welfare Plans shall then be provided to the Flowco Employees on an uninterrupted basis under the newly established Flowco Welfare Plans which shall contain substantially the same terms and conditions as in effect under the corresponding SPX Welfare Plans on and immediately prior to the Distribution Date.  Flowco Employees shall cease to be eligible for coverage under the SPX Welfare Plans after the Distribution Date.  For the avoidance of doubt, Flowco Employees shall not participate in any SPX Welfare Plans after the Distribution Date, and Infrastructurco Employees and Former Employees shall not participate in any Flowco Welfare Plans at any time.

(b)                                 Flowco shall use commercially reasonable efforts to cause all Flowco Welfare Plans (to the extent not already waived or taken into account, as applicable, prior to the date hereof) to (i) waive all limitations as to preexisting conditions, exclusions, and service conditions with respect to participation and coverage requirements applicable to Flowco Employees, other than limitations that were in effect with respect to such Flowco Employees as of the Distribution Date under the SPX Welfare Plans, (ii) waive any waiting period limitation or evidence of insurability requirement that would otherwise be applicable to a Flowco Employee to the extent such Flowco Employee had satisfied any similar limitation under the analogous SPX Welfare Plan as of the Distribution Date and (iii) reflect under the Flowco Welfare Plan (including giving credit to Flowco Employees for the plan year in which the Distribution Date occurs) for any amount paid, number of services obtained or provider visits by such Flowco Employees toward deductibles, out of pocket maximums, limits on number of services or visits, or other similar limitations to the extent such amounts are taken into account under the analogous SPX Welfare Plan.

(c)                                  Except as otherwise specifically set forth in this Agreement, Infrastructurco (or one or more members of the Infrastructurco Group so designated) shall retain Liability and responsibility in accordance with the applicable SPX Welfare Plan for all reimbursement claims (such as medical and dental claims) for expenses incurred and for all non-reimbursement claims (such as life insurance claims) incurred by Flowco Employees (and their dependents and beneficiaries) under such plans through the Distribution Date.  Flowco shall retain Liability and responsibility in accordance with the Flowco Welfare Plans for all reimbursement claims (such as medical and dental claims) for expenses incurred and for all non-reimbursement claims (such as life insurance claims) incurred by Flowco Employees (and their dependents and beneficiaries) after the Distribution Date.  For purposes of this Section 5.01, a benefit claim shall be deemed to be incurred when the event giving rise to the benefit under the applicable plan has occurred as set forth in the governing plan documents, if it is clear based on the governing documents of both the SPX Welfare Plan and the Flowco Welfare Plans which plan should be responsible for the claim or, if not, as follows: (i) health, dental, vision, employee assistance program, and prescription drug benefits (including in respect of any hospital confinement), upon provision of such services, materials or supplies; (ii) life, accidental death and dismemberment and business travel accident insurance benefits, upon the death, or other event giving rise to such benefits and (iii) with respect to short- and long-term disability benefits, upon the date of an individual’s onset of disability (subject to Section 5.01(d) below), as determined by the disability benefit insurance carrier or claim administrator, giving rise to such claim or expense.  The members of the Infrastructurco Group shall retain Liability and responsibility in accordance with the applicable SPX Welfare Plan for all reimbursement claims (such as medical and dental claims) for expenses incurred, for all non-reimbursement claims (such as life insurance claims) and for all short- and long-term disability claims, in each case for individuals who, immediately prior to the Distribution Date, are Former Employees (and their dependents and beneficiaries), including any such Former Employee on long-term disability on the Distribution Date.

(d)                                 Flowco Business Employees on Disability.

(i)                                     “Flowco Disabled Employees” refers to any Flowco Business Employee (A) who is receiving disability benefit payments under the SPX Corporation Long-Term Disability Plan (the “SPX LTD Plan”) or under the SPX Corporation Short-Term Disability Plan (the “SPX STD Plan”) immediately prior to the Effective Time, (B) who is a participant in the SPX LTD Plan immediately prior to July 1, 2015, and (C) whose disability regarding such benefits was incurred prior to July 1, 2015.  A Flowco Disabled Employee shall continue as such if the Flowco Disabled Employee transfers from the SPX STD Plan to the SPX LTD Plan.

(ii)                                  Flowco Disabled Employees shall not become a Flowco Employee as of the Distribution Date, and instead, shall be an Infrastructurco Employee and be assigned and transferred to Infrastructurco or a member of the Infrastructurco Group prior to the Effective Time.

(iii)                               Commencing with the first month after the Distribution Date, Flowco shall reimburse Infrastructurco, within thirty (30) days following the receipt of an applicable invoice from Infrastructurco, for (A) any payments of SPX STD Plan benefits to Flowco Disabled Employees, and (B) a period not to exceed July 1, 2017, Infrastructurco’s costs of providing (1) medical, dental, vision, life and accidental death and dismemberment insurance to those Flowco Disabled Employees who have elected such benefits and (2) with respect to the employment of the Flowco Disabled Employees, any contributions pursuant to FICA, FUTA or similar state law, any workers’ compensation premiums and unemployment insurance premiums, any employer 401(k) matching contributions, and payment of any applicable bonus earned prior to the Distribution Date.

(iv)                              Within ten (10) days following the receipt of notice from SPX that any Flowco Disabled Employee has been determined to not qualify, or to no longer qualify, as disabled under either the SPX STD Plan or SPX LTD Plan, as applicable (other than those Flowco Disabled Employees transferring from the SPX STD Plan to the SPX LTD Plan in accordance with the terms hereof), Flowco (or any member of Flowco Group) shall offer employment to each such Flowco Disabled Employee but only if Flowco is notified of such release within twenty-four (24) months from the date that such Flowco Disabled Employee’s leave commenced.

(v)                                 For avoidance of doubt, with respect to any Flowco Business Employee who is not a Flowco Disabled Employee and is receiving disability benefit payments under the SPX LTD Plan or SPX STD Plan immediately prior to the Effective Time, such Flowco Business Employee shall become a Flowco Employee as of the Distribution Date (subject to the other terms of this Agreement), and shall receive any long-term or short-term disability benefits to which such Flowco Employee is entitled under the applicable Flowco Welfare Plan after the Distribution Date in accordance with the terms of such plans.

(e)                                  No Flowco Retiree Welfare Benefit Plans.  Notwithstanding anything herein to the contrary, and except as specifically provided in Sections 5.01(f) and (g), with respect of any SPX Welfare Plan that provides retiree medical or other post-retirement benefits to eligible employees: (i) no Flowco Employee shall be eligible to receive such retiree benefits under any such SPX Welfare Plan at or at any time after the Effective Time, (ii) Infrastructurco (or one or more members of the Infrastructurco Group so designated) shall retain sole responsibility for the Liabilities associated with any SPX Welfare Plan providing retiree medical or other post-retirement benefits to eligible Infrastructurco Employees or Former Employees, and no member of the Flowco Group shall have any Liability therefor, and (iii) neither Flowco nor any members of the Flowco Group shall be obligated to provide retiree medical or other post-retirement benefits to any Flowco Employee (except such retiree life as otherwise provided pursuant to a collective bargaining agreement).  The preceding shall not be construed as limiting Flowco from providing reimbursement of post-retirement medical coverage premiums to any Flowco Employee pursuant to any Individual Agreement.

(f)                                   SPX Retiree Medical for Certain Flowco Employees.  Notwithstanding Section 5.01(e) and subject to Section 5.01(h), any Flowco Employee who (i) would have been eligible, ignoring solely for purposes of this clause (i) any age or service requirements, for subsidized retiree medical benefits from an SPX Welfare Plan had they retired immediately prior to the Effective Time (such Flowco Employees identified on Schedule 5.01(f)), and (ii) at the date of termination of employment from Flowco and the Flowco Group, would have otherwise been eligible to receive subsidized retiree medical benefits from an SPX Welfare Plan at such date had that Flowco Employee continued employment with Infrastructurco until such date, shall remain eligible to receive such retiree medical benefits under any such applicable SPX Welfare Plan upon termination from Flowco or its Affiliates.  Flowco shall notify Infrastructurco within thirty (30) days of when any such Flowco Employee identified on Schedule 5.01(f) terminates employment with Flowco and the Flowco Group.  Within thirty (30) days following the receipt of an applicable invoice from Infrastructurco, Flowco shall reimburse Infrastructurco for the portion of such retiree medical benefit coverage premium subsidized by Infrastructurco provided to such Flowco Employees under such SPX Welfare Plans.  Nothing in this paragraph shall be construed as requiring the Infrastructurco Group to maintain an SPX Welfare Plan which provides, as described above, subsidized retiree medical benefits to the Flowco Employees identified on Schedule 5.01(f), and the Flowco Group retains all Liabilities (if any) associated with providing any required subsidized retiree medical benefits to such Flowco Employees (whether provided through the mechanics above or otherwise).  The provisions of this Agreement shall not be construed as requiring that subsidized retiree medical benefits be provided to the Flowco Employees identified on Schedule 5.01(f) for any set period after the Distribution Date.

(g)                                  SPX Retiree Life for Certain Flowco Employees.  Prior to the Distribution Date, Flowco shall establish a key manager life plan (the “Flowco Key Life Plan”) that is comparable to the SPX Corporation Life Insurance Plan for Key Managers (the “SPX Key Life Plan”) for the benefit of each Flowco Employee (and his or her respective beneficiaries) who is, immediately prior to the Distribution Date, a participant in the SPX Key Life Plan (“Flowco Key Life Participant”).  As of the Effective Time, Flowco shall, and shall cause the Flowco Key Life Plan to, assume all Liabilities under the SPX Key Life Plan for the benefits of Flowco Key Life Participants and their respective beneficiaries, and the SPX Group and the SPX Key Life Plan shall be relieved of all Liabilities for those benefits.  Flowco shall be responsible for any and all Liabilities and other obligations with respect to the Flowco Key Life Plan.  SPX shall retain all Liabilities under the SPX Key Life Plan for the benefits for applicable Infrastructurco Employees and Former Employees and their respective beneficiaries.  From and after the Effective Time, Flowco Key Life Participants shall cease to be participants in the SPX Key Life Plan.

(h)                                 No Restrictions on Amendment or Termination.  Notwithstanding anything to the contrary in this Agreement, including Sections 5.01(e)-(g), nothing shall prohibit any member of the Infrastructurco Group or the Flowco Group from amending, modifying or terminating any

SPX Welfare Plan or Flowco Welfare Plan, as applicable, in accordance with the terms of such plan.

(i)                                     Benefit Elections and Designations.  As of the Distribution Date, Flowco shall cause the Flowco Welfare Plans to recognize and give effect to all elections and designations (including all coverage and contribution elections and beneficiary designations) made by each Flowco Employee under, or with respect to, the corresponding SPX Welfare Plan for the plan year in which the Distribution Date occurs (and for the next plan year to the extent the Distribution Date occurs after the open enrollment period such plan year).  As of the Distribution Date, Flowco shall cause any Flowco Welfare Plan that constitutes a cafeteria plan under Section 125 of the Code to recognize and give effect to all non-elective employer contributions payable and paid toward coverage of a Flowco Employee under the corresponding SPX Welfare Plan that constitutes a cafeteria plan under Section 125 of the Code for the applicable cafeteria plan year.  Notwithstanding the foregoing, nothing in this Section 5.01 will prohibit Flowco from soliciting or causing the solicitation of new election forms or beneficiary designations from Flowco Employees to be effective under any applicable Flowco Welfare Plan as of the Distribution Date.

Section 5.02                             Accrued Paid Time Off.  Flowco shall credit each Flowco Employee with the amount of accrued but unused vacation time, sick time and other time off benefits as such Flowco Employee had with SPX as of the Distribution Date.

Section 5.03                             Flexible Spending Accounts.

(a)                                 On or prior to the Distribution Date, Flowco shall establish and adopt Flowco Welfare Plans that will provide health care flexible spending account and dependent care flexible spending account benefits to Flowco Employees (each a “Flowco FSA”).

(b)                                 It is the intention of the Parties that all activity under a Flowco Employee’s flexible spending account with SPX for the plan year in which the Distribution Date occurs be treated instead as activity under the corresponding Flowco FSA.  Accordingly, (i) any period of participation by a Flowco Employee in an SPX flexible spending account during the plan year in which the Distribution Date occurs (the “FSA Participation Period”) will be deemed a period when the Flowco Employee participated in the corresponding Flowco FSA; (ii) all expenses incurred during the FSA Participation Period will be deemed incurred while the Flowco Employee’s coverage was in effect under the corresponding Flowco FSA; and (iii) all elections and reimbursements made with respect to an FSA Participation Period under an SPX flexible spending account will be deemed to have been made with respect to the corresponding Flowco FSA.

(c)                                  If the aggregate reimbursement payouts made to Flowco Employees prior to the Distribution Date from the applicable SPX flexible spending accounts during the plan year in which the Distribution Date occurs are less than the aggregate accumulated contributions to such accounts made by such Flowco Employees prior to the Distribution Date for such plan year, Infrastructurco shall cause an amount equal to the amount by which such contributions are in excess of such reimbursement payouts to be transferred to Flowco by wire transfer of immediately available funds as soon as practicable, but in no event later than thirty (30) days, following the Distribution Date.

(d)                                 If the aggregate reimbursement payouts made to Flowco Employees prior to the Distribution Date from the applicable SPX flexible spending accounts during the plan year in which the Distribution Date occurs exceed the aggregate accumulated contributions to such accounts made by the Flowco Employees prior to the Distribution Date for such plan year, Flowco shall cause an amount equal to the amount by which such reimbursement payouts are in excess of such contributions to be transferred to Infrastructurco by wire transfer of immediately available funds as soon as practicable, but in no event later than thirty (30) days, following the Distribution Date.

(e)                                  Notwithstanding anything in this Section 5.03 on and after the Distribution Date, Flowco shall assume, and cause the Flowco FSA to be solely responsible for, all claims by Flowco Employees under the applicable SPX flexible spending accounts that were incurred in the plan year in which the Distribution Date occurs, whether incurred prior to, on, or after the Distribution Date, that have not been paid in full as of the Distribution Date.

Section 5.04                             COBRA and HIPAA.  Infrastructurco (or one or more members of the Infrastructurco Group so designated) shall retain responsibility for compliance with the health care continuation coverage requirements of COBRA with respect to Former Employees who, on or prior to the Distribution Date, were covered under an SPX Welfare Plan pursuant to COBRA.  The Parties agree that neither the Distribution nor any transfers of employment that occur in connection with and on or prior to the Distribution shall constitute a COBRA qualifying event (as defined in Section 4980B of the Code) for purposes of COBRA; provided, that, in all events, Flowco shall assume, or shall have caused the Flowco Welfare Plans to assume, responsibility for compliance with the health care continuation coverage requirements of COBRA with respect to Flowco Employees who, after the Distribution Date, incur a qualifying event for purposes of COBRA.

Section 5.05                             Third Party Vendors.  To the extent any SPX Welfare Plan is administered by a third party vendor, SPX and Flowco will cooperate and use their commercially reasonable efforts to “clone” any contract with such third party vendor for Flowco and to maintain any pricing discounts or other preferential terms for SPX and Flowco, as applicable.  Neither party shall be liable for failure to obtain such cloned contract, pricing discounts or other preferential terms for Flowco.  Each Party shall be responsible for any additional premiums, charges or administrative fees that such Party may incur pursuant to this Section 5.05.

Section 5.06                             Severance.  Flowco (or one or more members of the Flowco Group so designated) shall retain responsibility and all Liabilities for providing (or continuing to provide) any severance payments to Former Flowco Employees on and after the Distribution Date, and neither Infrastructurco nor any member of the Infrastructurco Group shall have any Liability with respect to such severance payments with respect to Former Flowco Employees.  Notwithstanding the foregoing, any subsidized COBRA premiums in connection with severance for Former Flowco Employees with respect to SPX Welfare Plans will remain Liabilities of the Infrastructurco Group.

Article VI

DEFINED CONTRIBUTION, DEFINED BENEFIT, NON-QUALIFIED DEFERRED COMPENSATION PLANS, AND OTHER PLANS IN THE UNITED STATES

Section 6.01                             Qualified Defined Contribution Plans.

(a)                                 Establishment of the Flowco Savings Plan.  Flowco shall, or shall cause another member of the Flowco Group to, use best efforts to establish a defined contribution plan and trust no later than the Distribution Date for the benefit of Flowco Employees (the “Flowco Savings Plan”).  Flowco shall be responsible for taking all necessary steps to establish, maintain, and administer the Flowco Savings Plan with the intention that it be qualified under Section 401(a) of the Code and that the related trust thereunder be exempt under Section 501(a) of the Code.  Flowco (acting directly or through its Affiliates) shall be responsible for any and all Liabilities and other obligations with respect to the Flowco Savings Plan.

(b)                                 Participation in Savings Plans.  Each Flowco Employee who was an active participant (or eligible to participate) in the SPX Savings Plan on the Distribution Date shall be eligible to participate in the Flowco Saving Plan effective from and after the Distribution Date (or such earlier date as designated under the Flowco Savings Plan).  Flowco Employees shall not make or receive additional contributions under the SPX Savings Plan on and after the Distribution Date (or such earlier date as designated under the SPX Savings Plan) (the “Flowco Savings Plan Beneficiaries”).

(c)                                  Transfer of SPX Savings Plan Assets.  No later than ninety (90) days following the Distribution Date (or such later time as mutually agreed by the Parties), SPX shall cause the accounts (including any outstanding loan balances) in the SPX Savings Plan attributable to the Flowco Savings Plan Beneficiaries and all of the assets in the SPX Savings Plan trust related thereto (the “SPX Savings Plan Flowco Assets”) to be transferred in kind (subject to the consent of the plan administrator of the Flowco Savings Plan) or (at the election of the plan administrator of the SPX Savings Plan) in cash to the Flowco Savings Plan, and Flowco shall cause the Flowco Savings Plan to accept such transfer of accounts and underlying SPX Savings Plan Flowco Assets (including any applicable promissory notes) and, effective as of the date of such transfer, to assume all Liabilities of, and to fully perform, pay, and discharge, all obligations of, the SPX Savings Plan relating to the accounts of the Flowco Savings Plan Beneficiaries (to the extent the SPX Savings Plan Flowco Assets related to those accounts are actually transferred from the SPX Savings Plan to the Flowco Savings Plan).  Notwithstanding any provision to the contrary, the transfer of SPX Savings Plan Flowco Assets shall be conducted in accordance with Section 414(l) of the Code, Treasury Regulation Section 1.414(1)-1, and Section 208 of ERISA.  SPX shall be responsible for taking all necessary, reasonable and appropriate action so that, as of the date of transfer of the SPX Savings Plan Flowco Assets and as of any other date relevant for purposes of this Agreement, the SPX Savings Plan is qualified under Section 401(a) of the Code and the related trust thereunder is exempt under Section 501(a) of the Code.  While it is the intent of the Parties that the preceding transfer be effectuated in a single transfer, the Parties may agree that such transfer be effectuated in multiple transfers to the extent administratively necessary, and in such case, the provisions of this paragraph shall be construed accordingly.

(d)                                 Continuation of Elections.  As of the Distribution Date (or such earlier date as designated under the Flowco Savings Plan), Flowco (acting directly or through its Affiliates)

shall take commercially reasonable steps to cause the Flowco Savings Plan to recognize and maintain all SPX Savings Plan elections, including but not limited to, deferral, investment and payment form elections, beneficiary designations, and the rights of alternate payees under qualified domestic relations orders with respect to Flowco Savings Plan Beneficiaries, to the extent such election or designation is available under the Flowco Savings Plan and may be continued under applicable Law; provided, that Flowco Savings Plan Beneficiary investment elections directed to the SPX Common Stock Fund thereunder shall be directed to the investment option or options designated by the applicable fiduciary of the Flowco Savings Plan thereunder until such time (if any) as the Flowco Savings Plan Beneficiary changes his or her election.  Prior to the Distribution Date, SPX shall provide written notice to all individuals anticipated to be Flowco Savings Plan Beneficiaries of the intended continuation of such elections.  Any deferrals under the Flowco Savings Plan with respect to Flowco Savings Plan Beneficiaries will begin on the first payroll period following the Distribution Date (or such earlier time as designated by the Flowco Savings Plan).

(e)                                  Other Savings Plans.  As of the Distribution Date, Flowco (or any member of the Flowco Group) shall retain (or assume to the extent necessary) plan sponsorship of the Clyde Union Savings Plan for Bargained Employees and the Gerstenberg Schroder North America 401(k) Profit Sharing Plan, and from and after the Distribution Date, Flowco (acting directly or through its Affiliates) shall be responsible for any and all Liabilities and other obligations with respect to such plans; provided, however, that such plans may be merged into the Flowco Savings Plan before, on or after the Distribution Date, and the foregoing plan sponsorship requirement shall not be applicable in such case for the merged plan thereafter.  As of the Distribution Date, Infrastructurco (or any member of the Infrastructurco Group) shall retain (or assume to the extent necessary) plan sponsorship of the David Brown Pumps, Inc. 401(k) Plan, and from and after the Distribution Date, Infrastructurco (acting directly or through its Affiliates) shall be responsible for any and all Liabilities and other obligations with respect to such plan; provided, however, that such plan may be merged into the SPX Savings Plan before, on or after the Distribution Date, and the foregoing plan sponsorship requirement shall not be applicable in such case for the merged plan thereafter.

(f)                                   Treatment of Flowco Common Stock and SPX Common Stock.

(i)                                     Flowco Common Stock Fund in the SPX Savings Plan.  The SPX Savings Plan will provide, effective as of or by the Effective Time: (A) for the establishment of a Flowco Common Stock Fund; (B) that such Flowco Common Stock Fund shall receive a transfer of and hold all shares of Flowco Common Stock distributed in connection with the Distribution in respect of SPX Common Stock held in the SPX Common Stock Fund under the SPX Savings Plan; and (C) that, following the Distribution, participants in the SPX Savings Plan (the “SPX Savings Plan Beneficiaries”) will be prohibited from increasing their holdings in such Flowco Common Stock Fund and no new amounts may be contributed to the Flowco Common Stock Fund, whether through employee contributions, employer contributions or exchanges.  SPX Savings Plan Beneficiaries may elect to liquidate their holdings in such Flowco Common Stock Fund under the SPX Savings Plan and invest those monies in any other investment fund offered under the SPX Savings Plan.

(ii)                                  Common Stock Funds in the Flowco Savings Plan.  The Flowco Savings Plan will provide, effective as of or by the Effective Time, for the establishment of a Flowco Common Stock Fund and SPX Common Stock Fund.  Without limiting the generality of the provisions of Section 6.01(c), to the extent the transfer in Section 6.01(c) occurs after the Flowco Common Stock Fund under the SPX Savings Plan receives the shares of Flowco Common Stock distributed in connection with the Distribution, (A) shares of Flowco Common Stock held in the Flowco Common Stock Fund under the SPX Savings Plan on behalf of Flowco Savings Plan Beneficiaries shall be transferred in kind to the Flowco Common Stock Fund under the Flowco Saving Plan and (B) shares of SPX Common Stock held in the SPX Common Stock Fund under the SPX Savings Plan on behalf of Flowco Savings Plan Beneficiaries shall be transferred in kind to the SPX Common Stock Fund under the Flowco Saving Plan, in each case pursuant to Section 6.01(c).  To the extent the transfer in Section 6.01(c) occurs before the Flowco Common Stock Fund under the SPX Savings Plan receives the shares of Flowco Common Stock distributed in connection with the Distribution, the Flowco Common Stock Fund shall receive a transfer of and hold all shares of Flowco Common Stock distributed in connection with the Distribution in respect of SPX Common Stock held in the SPX Common Stock Fund under the Flowco Savings Plan.  Except as otherwise provided above, the Flowco Savings Plan will provide that Flowco Savings Plan Beneficiaries will be prohibited from increasing their holdings in the SPX Common Stock Fund under the Flowco Savings Plan and no new amounts may be contributed to such SPX Common Stock Fund, whether through employee contributions, employer contributions or exchanges.  Flowco Savings Plan Beneficiaries may elect to liquidate their holdings in such SPX Common Stock Fund under the Flowco Savings Plan and invest those monies in any other investment fund offered under the Flowco Savings Plan.

(iii)                               Maintaining Common Stock Funds.  Nothing herein shall require either the Flowco Savings Plan or the SPX Savings Plan to maintain an SPX Common Stock Fund or a Flowco Common Stock Fund for any period of time following the Effective Time.

(g)                                  Regulatory Filings.  Flowco (acting directly or through its Affiliates) shall submit an application to the Internal Revenue Service (“IRS”) as soon as practicable after the Effective Time (but no later than the last day of the applicable remedial amendment period as defined in applicable Code provisions) requesting a determination letter regarding the qualified status of the Flowco Savings Plan under Section 401(a) of the Code and the tax-exempt status of its related trust under Section 501(a) of the Code as of the Distribution Date and shall make any amendments reasonably requested by the IRS to receive such a favorable determination letter.  In connection with the transfer of SPX Savings Plan Flowco Assets and Liabilities from the SPX Savings Plan to the Flowco Savings Plan contemplated in this Article VI, Flowco and SPX (each acting directly or through its Affiliates) shall cooperate in making any and all appropriate filings required by the IRS, or required under the Code, ERISA or any applicable regulations, and shall take all such action as may be necessary and appropriate to cause such plan-to-plan transfer to take place as soon as practicable after the Distribution Date; provided, however, that Flowco (acting directly or through its Affiliates) shall be solely responsible for complying with any requirements and applying for any IRS determination letter with respect to the Flowco Savings Plan.

(h)                                 Plan Fiduciaries.  For all periods, including on and after the Distribution Date, the Parties agree that the applicable fiduciaries of each of the SPX Savings Plan and the Flowco Savings Plan, respectively, shall have the authority with respect to the SPX Savings Plan and the Flowco Savings Plan, respectively, to determine the investment alternatives, the terms and conditions with respect to those investment alternatives and such other matters as are within the scope of their duties under ERISA and the terms of the applicable plan documents.

Section 6.02                             Qualified Defined Benefit Plan.

(a)                                 Infrastructurco (or one or more members of the Infrastructurco Group so designated) shall retain and be solely responsible for all Liabilities and obligations with respect to Flowco Employees (and Infrastructurco Employees and Former Employees) who participate in the SPX US Pension Plan, and accordingly, there shall be no transfer of Assets or Liabilities among Infrastructurco, Flowco, any of their respective Affiliates or their respective plans in respect of the SPX US Pension Plan following the Distribution Date.

(b)                                 As of the Distribution Date, Infrastructurco (or any member of the Infrastructurco Group) shall retain (or assume to the extent necessary) plan sponsorship of the Clyde Union Company Retirement Plan, and from and after the Distribution Date, Infrastructurco (acting directly or through its Affiliates) shall be responsible for any and all Liabilities and other obligations with respect to such plans; provided, however, that such plan may be merged into the SPX US Pension Plan before, on or after the Distribution Date, and the foregoing plan sponsorship requirement shall not be applicable in such case for the merged plan thereafter.

(c)                                  Effective as of the Effective Time, each Flowco Employee who participates in the SPX US Pension Plan or the Clyde Union Company Retirement Plan (referred collectively as the “SPX DB Plans”) shall become 100% vested in all benefits provided under such SPX DB Plan.  As of the Distribution Date, each Flowco Employee participating in an SPX DB Plan shall be treated as a terminated vested participant under such SPX DB Plan.  In no event shall any Flowco Employee accrue any additional benefits under the SPX DB Plans following the Distribution Date.

(d)                                 Except as provided in Section 6.07. none of Flowco or any member of the Flowco Group shall have any obligation to adopt, sponsor, maintain, participate in, contribute to or otherwise become liable with respect to any Benefit Plan that is subject to Title IV of ERISA, as a result of the Distribution or otherwise.

Section 6.03                             Supplemental Retirement Savings Plan.

(a)                                 Prior to the Distribution Date, and subject to Section 6.03(c), Flowco shall establish a nonqualified deferred compensation plan that is substantially comparable to the SPX Supplemental Retirement Savings Plan (the “Flowco Supplemental Retirement Savings Plan”) for the benefit of each Flowco Employee who is, immediately prior to the Distribution Date, a participant in the SPX Supplemental Retirement Savings Plan (“Flowco SRSP Participant”).  Flowco shall be responsible for any and all Liabilities and other obligations with respect to the Flowco Supplemental Retirement Savings Plan.

(b)                                 As of the Effective Time (or such earlier time as designated by the Flowco Supplemental Retirement Savings Plan), Flowco shall, and shall cause the Flowco Supplemental Retirement Savings Plan to, assume all Liabilities under the SPX Supplemental Retirement Savings Plan for the benefits of Flowco SRSP Participants and their respective beneficiaries, and the SPX Group and the SPX Supplemental Retirement Savings Plan shall be relieved of all Liabilities for those benefits.  SPX shall retain all Liabilities under the SPX Supplemental Retirement Savings Plan for the benefits for applicable Infrastructurco Employees and Former Employees and their respective beneficiaries.  From and after the Effective Time, Flowco SRSP Participants shall cease to be participants in the SPX Supplemental Retirement Savings Plan.

(c)                                  The Flowco Supplemental Retirement Savings Plan shall contain a provision which requires that a grantor trust (the “Flowco SRSP Rabbi Trust”) is to be funded in the event of a “change of control” (as such term or similar term is defined under such plan) in an amount equal to the vested account balances of participants thereunder, with such funding to occur on or prior to such change of control.  Flowco shall establish the Flowco SRSP Rabbi Trust on or prior to the Distribution Date or as soon as reasonably possible after the Distribution Date.  Nothing herein shall be construed as altering the “unfunded” status of the Flowco Supplemental Retirement Savings Plan, and the assets of the Flowco SRSP Rabbi Trust shall be subject to the claims of Flowco creditors.  For avoidance of doubt, neither the consummation of the Distribution nor any transaction in connection with the Distribution shall be deemed a change of control for purposes of the Flowco Supplemental Retirement Savings Plan, and the Parties shall not be required to fund the Flowco SRSP Rabbi Trust on or prior to the Distribution Date (but may choose to do so in its discretion).

(d)                                 As of the Distribution Date (or such earlier time as designated by the Flowco Supplemental Retirement Savings Plan), Flowco (acting directly or through its Affiliates) shall take commercially reasonable steps to cause the Flowco Supplemental Retirement Savings Plan to recognize and maintain all SPX Supplemental Retirement Savings Plan elections with respect to Flowco SRSP Participants, including but not limited to, deferral, investment and payment form elections, and beneficiary designations, to the extent such election or designation is available under the Flowco Supplemental Retirement Savings Plan and may be continued under applicable Law.  Prior to the Distribution Date, SPX shall provide written notice to all Flowco SRSP Participants of the intended continuation of such elections.  Any deferrals under the Flowco Supplemental Retirement Savings Plan with respect to Flowco SRSP Participants will begin on the first payroll period following the Distribution Date (or such earlier time as designated by the Flowco Supplemental Retirement Savings Plan).

Section 6.04                             Supplemental Individual Account Retirement Plan.  No Flowco Employee who participates in the SPX SIARP as of the Distribution Date shall accrue any additional benefits under the SPX SIARP attributable to services performed on or after the Distribution Date.  Infrastructurco (or one or more members of the Infrastructurco Group so designated) shall retain and be solely responsible for all Liabilities and obligations with respect to Flowco Employees (and Infrastructurco Employees and Former Employees) who participate in the SPX SIARP, and accordingly, there shall be no transfer of Assets or Liabilities with respect to the SPX SIARP among SPX, Flowco, any of their respective Affiliates or their respective plans.  The treatment of benefits under the SPX SIARP shall comply with Section 409A of the Code, to the extent subject thereto.

Section 6.05                             Supplemental Retirement Plan for Top Management.

(a)                                 Prior to the Distribution Date, and subject to Section 6.05(c), Flowco shall establish a nonqualified deferred compensation plan that is substantially comparable to the SPX TMP (the “Flowco TMP”) for the benefit of each Flowco Employee who is, immediately prior to the Distribution Date, a participant in the SPX TMP (“Flowco TMP Participant”).  Flowco shall be responsible for any and all Liabilities and other obligations with respect to the Flowco TMP.

(b)                                 As of the Effective Time, Flowco shall, and shall cause the Flowco TMP to, assume all Liabilities under the SPX TMP for the benefits of Flowco TMP Participants and their respective beneficiaries, and the SPX Group and the SPX TMP shall be relieved of all Liabilities for those benefits.  SPX shall retain all Liabilities under the SPX TMP for the benefits for applicable Infrastructurco Employees and Former Employees and their respective beneficiaries. From and after the Effective Time, Flowco TMP Participants shall cease to be participants in the SPX TMP.

(c)                                  The Flowco TMP shall contain a provision which requires that a grantor trust (the “Flowco TMP Rabbi Trust”) is to be funded in the event of a “change of control” (as such term or similar term is defined under such plan) in an amount equal to the vested accrued benefits of participants thereunder, with such funding to occur on or prior to such change of control.  Flowco shall establish the Flowco TMP Rabbi Trust on or prior to the Distribution Date.  Nothing herein shall be construed as altering the “unfunded” status of the Flowco TMP, and the assets of the Flowco TMP Rabbi Trust shall be subject to the claims of Flowco creditors.  For avoidance of doubt, neither the consummation of the Distribution nor any transaction in connection with the Distribution shall be deemed a change of control for purposes of the Flowco TMP, and the Parties shall not be required to fund such Flowco TMP Rabbi Trust on or prior to the Distribution Date (but may choose to do so in its discretion).

(d)                                 As of the Distribution Date, Flowco (acting directly or through its Affiliates) shall take commercially reasonable steps to cause the Flowco TMP to recognize and maintain all SPX TMP elections with respect to Flowco TMP Participants, including but not limited to, payment form elections, and beneficiary designations, to the extent such election or designation is available under the Flowco TMP and may be continued under applicable Law.  Prior to the Distribution Date, SPX shall provide written notice to all Flowco TMP Participants of the intended continuation of such elections.

Section 6.06                             No Distributions on Separation.  SPX and Flowco acknowledge that neither the Distribution nor any of the other transactions contemplated by this Agreement, the Separation Agreement or the other Ancillary Agreements will trigger a payment or distribution of benefits under any Nonqualified Retirement Plan for any Infrastructurco Employee, Flowco Employee, or Former Employee and, consequently, that the payment or distribution of any benefit to which any Infrastructurco Employee, Flowco Employee, or Former Employee is entitled under any such Nonqualified Retirement Plan will occur upon such individual’s “separation from service” (to the extent it has not previously occurred) from the Infrastructurco Group or the Flowco Group, as applicable, or at such other time as specified in the applicable Nonqualified Retirement Plan.

Section 6.07                             IAM Fund.  Clyde Union Inc. (“Clyde”) is a contributing employer to the IAM National Pension Fund (“IAM Fund”), a multiemployer plan within the meaning of section 4001(a)(3) of ERISA.  On and after the Effective Time, Clyde shall be a member of the Flowco Group.  On and after the Effective Time, Clyde shall continue to retain the collective bargaining agreement which provides for Clyde to be a contributing employer to the IAM Fund, and neither Infrastructurco nor any member of the Infrastructurco Group shall have further Liability thereunder.  Clyde shall continue after the Effective Time to be responsible for any obligations under such collective bargaining agreement requiring contributions to the IAM Fund, and shall be solely responsible for any withdrawal liability (including, without limitation, with respect to any Former Employee) arising in connection with Clyde withdrawing from the IAM Fund, and Infrastructurco (or any member of the Infrastructurco Group) shall have no Liability with respect thereto.

Article VII

NON-U.S. EMPLOYEES

Section 7.01                             General Principles.  Except as explicitly set forth in this ARTICLE VII, Infrastructurco Employees and Flowco Employees who are resident outside of the United States or otherwise are subject to non-U.S. Law and their related benefits and obligations shall be treated in the same manner as the Infrastructurco Employees and Flowco Employees who are resident of the United States are treated.  Except as otherwise agreed to by the Parties, (i) any non-U.S. Benefit Plan sponsored by Flowco (or any member of the Flowco Group) immediately prior to the Effective Time shall continue to be sponsored by such entity on and after the Distribution Date, and such entity shall retain and be solely responsible for all Liabilities and obligations with respect to such non-U.S. Benefit Plan, and (ii) any non-U.S. Benefit Plan sponsored by Infrastructurco (or any member of the Infrastructurco Group) immediately prior to the Effective Time shall continue to be sponsored by such entity on and after the Distribution Date, and such entity shall retain and be solely responsible for all Liabilities and obligations with respect to such non-U.S. Benefit Plan.  All actions taken with respect to non-U.S. employees in connection with the Distribution, including with respect to SPX Equity Awards as set forth in Section 4.09, will be accomplished in accordance with applicable Law and custom in each of the applicable jurisdictions.

Section 7.02                             UK Pension Plans.

(a)                                 Infrastructurco (or one or more members of the Infrastructurco Group so designated) shall retain and be solely responsible for all Liabilities and obligations with respect to Flowco Employees (and Infrastructurco Employees and Former Employees) who have participated in the SPX UK Pension Plan insofar as such Liabilities and obligations arise as a result of their participation in that plan, and accordingly, there shall be no transfer of Assets or Liabilities with respect to the SPX UK Pension Plan between SPX, Flowco, any of their respective Affiliates or their respective plans.

(b)                                 As of the Distribution Date, Infrastructurco (or any member of the Infrastructurco Group) shall, subject to the consent of the trustee of the Dezurik International fund of Stanplan F (which consent Infrastructurco (and/or the relevant member of the Infrastructurco Group) shall use all reasonable endeavours to obtain), retain (or assume to the extent necessary) plan sponsorship of that plan, and from and after the Distribution Date, Infrastructurco (acting directly or through its Affiliates) shall be responsible for any and all Liabilities and other obligations (including, for the avoidance of doubt, any Liabilities and obligations arising as a result of a period prior to the Distribution Date) with respect to such plan.  To the extent that Infrastructurco (or any member of the Infrastructurco Group) is unable to assume plan sponsorship of such plan by the Distribution Date, the Parties agree that (i) they shall reasonably cooperate with each other to transfer the plan sponsorship of the plan to Infrastructurco (or any member of the Infrastructurco Group) as soon as reasonably possible after the Distribution Date, (ii) Infrastructurco shall indemnify Flowco for all Liabilities that Flowco is required to incur after the Distribution Date in relation to the plan, and (iii) Infrastructurco shall reimburse Flowco for all reasonable costs incurred by Flowco after the Distribution Date as a result of its sponsorship of the plan (including, for the avoidance of doubt, all reasonable costs incurred in relation to the transfer of the plan sponsorship).

Section 7.03                             Canadian Pension Plans.  Effective as of a date on or before the Distribution Date, SPX shall cause SPX Canada Co., as sponsor and administrator of the (i) Hourly Employee Pension Plan of the Serco Corporation, SPX Canada, (ii) the Retirement Plan for Salaried Employees of SPX Canada, and (iii) Pension Plan for Hourly Employees of SPX Valves & Controls, A Division of SPX Canada Inc. (collectively the “Canadian Pension Plans”), to assign all of its rights, duties, obligations and Liabilities under and in relation to the Canadian Pension Plans to an entity that is a member of the Infrastructurco Group and to amend the Canadian Pension Plans as necessary to give effect to this Section 7.03.

Section 7.04                             Certain Canadian Employees.  For the Infrastructurco Employees and Former Employees identified on Schedule 7.04 (the “Canadian Transferees”), Infrastructurco (or a member of the Infrastructurco Group) shall establish and adopt Benefit Plans that will provide benefits to each eligible Canadian Transferee (and their eligible spouses and dependents, as the case may be) who is, as of the Distribution Date, a participant in any of the Benefit Plans identified on Schedule 7.04 under terms and conditions that are comparable to such Benefit Plans.  For any such Benefit Plan that is a defined contribution pension plan, the Parties agree to use reasonable efforts to transfer the accounts (whether by asset transfer, plan spinoff, or such other mechanic agreed to by the Parties) of each Canadian Transferee from such Benefit Plan to the analogous Benefit Plan established by Infrastructurco (or a member of the Infrastructurco Group).

Article VIII

ANNUAL INCENTIVE PLANS

Section 8.01                             Annual Incentive Plans.

(a)                                 Not later than the Distribution Date, Flowco shall, or shall cause another member of the Flowco Group to, take commercially reasonable steps to adopt a plan (or plans) that will provide annual bonus or short-term cash incentive opportunities for Flowco Employees that are substantially similar to the opportunities provided to such Flowco Employees immediately prior to the Distribution Date (the “Flowco Annual Bonus Plan”), subject to Flowco’s right to amend or terminate such plan after the Distribution Date in accordance with the terms thereof.  The Flowco Annual Bonus Plan shall be approved prior to the Distribution Date by SPX to the extent determined necessary by SPX under Code Section 162(m).  Flowco Employees shall participate in such Flowco Annual Bonus Plan (provided the eligibility requirements therein are met) immediately following the Distribution Date; provided, however, that for the 2015 performance period, in determining whether the performance goals under the Flowco Annual Bonus Plan have been achieved, Flowco may take into account the financial and operational performance of the Flowco Business (or applicable portion thereof) prior to the Distribution Date, and service with SPX shall be credited for the purposes of determining whether such Flowco Employee had been a participant in the Flowco Annual Bonus Plan during such performance period.  For avoidance of doubt, with respect to the 2015 performance period, Flowco Employees shall not be eligible for any payment from any SPX annual bonus plan or short-term incentive compensation plan, including the SPX 2015 Bonus Plan, on or after the Distribution Date.

(b)                                 For the avoidance of doubt, (i) the Infrastructurco Group shall be solely responsible for funding, paying, and discharging all obligations relating to any annual cash incentive awards that any Infrastructurco Employee or Former Employee is eligible to receive under any Infrastructurco Group annual bonus plans and other short-term incentive compensation plans, including the SPX 2015 Bonus Plan, with respect to payments made beginning at or after the Distribution Date, and no member of the Flowco Group shall have any obligations with respect thereto, and (ii) the Flowco Group shall be solely responsible for funding, paying, and discharging all obligations relating to any annual cash incentive awards that any Flowco Employee is eligible to receive under any Flowco Group annual bonus and other short-term incentive compensation plans, including the Flowco Annual Bonus Plan, with respect to payments made beginning at or after the Distribution Date, and no member of the Infrastructurco Group shall have any obligations with respect thereto.

Article IX

COMPENSATION MATTERS AND GENERAL BENEFIT AND
EMPLOYEE MATTERS

Section 9.01                             Restrictive Covenants in Employment and Other Agreements.  To the fullest extent permitted by the agreements described in this Section 9.01 and applicable Law, SPX shall assign, or cause an applicable member of the Infrastructurco Group to assign (including through notification to employees, as applicable) to Flowco or a member of the Flowco Group designated by Flowco all agreements containing restrictive covenants (including confidentiality, non-competition and non-solicitation provisions) between a member of the Infrastructurco Group and a Flowco Employee, with such assignment to be effective as of the Effective Time.  To the extent that assignment of such agreements is not permitted, effective as of the Effective Time, each member of the Flowco Group shall be considered to be a successor to each member of the Infrastructurco Group for purposes of such agreements, with all rights, obligations and benefits under such agreements as if each were a signatory.  To the extent necessary, Infrastructurco shall, at Flowco’s request and expense, enforce or seek to enforce such restrictive covenants on behalf of members of the Flowco Group; provided, however, that in no event shall Infrastructurco be permitted to enforce such restrictive covenant agreements against Flowco Employees for action taken in their capacity as employees of a member of the Flowco Group.  To the extent necessary, Flowco shall, at Infrastructurco’s request and expense, enforce or seek to enforce such restrictive covenants on behalf of members of the Infrastructurco Group; provided, however, that in no event shall Flowco be permitted to enforce such restrictive covenant agreements against Infrastructurco Employees for action taken in their capacity as employees of a member of the Infrastructurco Group.

Section 9.02                             Termination of Participation.  Except as otherwise provided under this Agreement, effective as of the Effective Time (or at such earlier date as provided under an SPX Benefit Plan), Flowco Employees shall cease participation in each SPX Benefit Plan and shall no longer be eligible to participate in any SPX Benefit Plan.

Section 9.03                             Leaves of Absence.  Flowco will continue to apply the appropriate leave of absence policies applicable to inactive Flowco Employees who are on an approved leave of absence as of the Distribution Date.  Leaves of absence taken by Flowco Employees prior to the Distribution Date shall be deemed to have been taken as employees of a member of the Flowco Group.  Nothing in this Section 9.03 shall be construed as limiting the applicability of Section 5.01(d).

Section 9.04                             Workers’ Compensation for Flowco Employees.  All workers’ compensation Liabilities relating to, arising out of, or resulting from any claim by a Flowco Employee that results from an accident, incident or event occurring, or from an occupational disease which becomes manifest, prior to the Distribution Date shall be retained by Flowco (or a member of the Flowco Group).  Effective as of the Effective Time, Flowco, acting through the member of the Flowco Group employing each Flowco Employee, will be responsible for obtaining workers’ compensation insurance, including providing all collateral required by the insurance carriers and providing all notices to Flowco Employees required by applicable workers’ compensation Laws.

Section 9.05                             Unemployment Compensation.  Effective as of the Effective Time, the member of the Flowco Group employing each Flowco Employee shall have (and, to the extent it has not previously had such obligations, such member of the Flowco Group shall assume) the obligations for all claims and Liabilities relating to unemployment compensation benefits for all Flowco Employees.  Effective as of the Effective Time, the member of the Infrastructurco Group employing each Infrastructurco Employee shall have (and, to the extent it has not previously had such obligations, such member of the Infrastructurco Group shall assume) the obligations for all claims and Liabilities relating to unemployment compensation benefits for all Infrastructurco Employees.  Infrastructurco shall have (and, to the extent it has not previously had such obligations, such member of the Infrastructurco Group shall assume) the obligations for all claims and Liabilities relating to unemployment compensation benefits for all Former Employees.

Section 9.06                             Preservation of Rights to Amend.  The rights of SPX or Flowco to amend or terminate any plan, program, or policy referred to herein shall not be limited in any way by this Agreement.

Section 9.07                             Confidentiality.  Each Party agrees that any information conveyed or otherwise received by or on behalf of a Party in conjunction herewith is confidential and is subject to the terms of the confidentiality provisions set forth in the Separation Agreement.

Section 9.08                             Administrative Complaints/Litigation.  To the extent that any legal action relates to a putative or certified class of plaintiffs, which includes both Infrastructurco Employees (or Former Employees) and Flowco Employees and such action involves employment or Benefit Plan related claims, reasonable costs and expenses incurred by the Parties in responding to such legal action shall be allocated among the Parties equitably in proportion to a reasonable assessment of the relative proportion of Infrastructurco Employees (or Former Employees) and Flowco Employees included in or represented by the putative or certified plaintiff class.  The procedures contained in the indemnification and related litigation cooperation provisions of the Separation Agreement shall apply with respect to each Party’s indemnification obligations under this Section 9.08.

Section 9.09                             Reimbursement and Indemnification.  To the extent provided for under this Agreement, each Party agrees to reimburse the other Party, within thirty (30) days of receipt from the other Party of reasonable verification, for all costs and expenses which the other Party may incur on its behalf as a result of any of the respective Welfare Plans and other Benefit Plans.  All Liabilities retained, assumed, or indemnified against by Flowco pursuant to this Agreement, and all Liabilities retained, assumed, or indemnified against by Infrastructurco pursuant to this Agreement, shall in each case be subject to the indemnification provisions of the Separation Agreement.  Notwithstanding anything to the contrary, (i) no provision of this Agreement shall require any member of the Flowco Group to pay or reimburse to any member of the Infrastructurco Group any benefit related cost item that a member of the Flowco Group has paid or reimbursed to any member of the Infrastructurco Group prior to the Effective Time; and (ii) no provision of this Agreement shall require any member of the Infrastructurco Group to pay or reimburse to any member of the Flowco Group any benefit related cost item that a member of the Infrastructurco Group has paid or reimbursed to any member of the Flowco Group prior to the Effective Time.

Section 9.10                             Fiduciary Matters.  Each Party acknowledges that actions required to be taken pursuant to this Agreement may be subject to fiduciary duties or standards of conduct under ERISA or other applicable Law, and no Party shall be deemed to be in violation of this Agreement if it fails to comply with any provisions hereof based upon its good faith determination (as supported by advice from counsel experienced in such matters) that to do so would violate any such fiduciary duty or standard.  Each Party shall be responsible for taking such actions as are deemed necessary and appropriate to comply with its own fiduciary responsibilities and shall fully release and indemnify the other Party for any Liabilities caused by the failure to satisfy any such responsibility.

Section 9.11                             Subsequent Transfers of Employment.  To the extent that the employment of any individuals transfers between any member of the Infrastructurco Group and any member of the Flowco Group during the six (6) month period following the Distribution Date, the Parties shall use their reasonable efforts to effect the provisions of this Agreement with respect to the compensation and benefits of such individuals following such transfer, it being understood that (a) it may not be possible to replicate the effect of such provisions under such circumstance, and

(b) neither Infrastructurco nor Flowco shall be bound by the provisions of this Section 9.11 to assume any Liabilities or transfer any Assets or to vest any current equity awards of such individual or to issue any replacement or new equity awards to such individual.  Notwithstanding the foregoing, for compensation that is subject to the provisions of Section 409A of the Code, or for SPX Equity Awards or Flowco Equity Awards, any such subsequent transfer shall be a “separation from service” from the applicable employer for purposes of such compensation and awards, and the consequences of such separation from service shall be determined in accordance with the terms of the applicable plan or agreement.

Section 9.12                             Section 409A.  SPX and Flowco shall cooperate in good faith so that the transactions contemplated by this Agreement and the Separation Agreement will not result in adverse tax consequences under Section 409A of the Code to any Flowco Employee, Flowco Non-Employee Director, SPX Non-Employee Director, Former Employee, Infrastructurco Employee, or Infrastructurco Non-Employee Director, in respect of their respective benefits under any Benefit Plan.  Without limiting the generality of the foregoing, Flowco (acting directly or through its Affiliates) shall use reasonable efforts to provide timely notice to Infrastructurco of any “separation from service” from Flowco of a Flowco Employee who is a participant in the SPX SIARP.  The list of Flowco Employees who participate in the SIARP is identified in Schedule 9.12.

Article X

MISCELLANEOUS

Section 10.01                      Limitation of Liability.  IN NO EVENT SHALL ANY MEMBER OF THE INFRASTRUCTURCO GROUP OR THE FLOWCO GROUP BE LIABLE TO ANY MEMBER OF THE FLOWCO GROUP OR THE INFRASTRUCTURCO GROUP, RESPECTIVELY, FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT OR ANY ANCILLARY AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATIONS SHALL NOT LIMIT EACH PARTY’S INDEMNIFICATION OBLIGATIONS FOR LIABILITIES TO THIRD PARTIES AS SET FORTH IN ARTICLE VI OF THE SEPARATION AGREEMENT.

Section 10.02                      Notices.  All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt unless the day of receipt is not a Business Day, in which case it shall be deemed to have been duly given or made on the next Business Day) by delivery in person, by overnight courier service, by facsimile with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 10.02):

(a)                                 if to SPX or Infrastructurco:

13320-A Ballantyne Corporate Place

Charlotte, NC  28277

USA

Attention:  General Counsel

(b)                                 if to Flowco:

13320 Ballantyne Corporate Place

Charlotte, NC  28277

USA

Attention:  General Counsel

Section 10.03                      Public Announcements.  Following the Effective Time, neither Party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the Separation Agreement or the transactions contemplated by this Agreement or the Separation Agreement without the prior written consent of the other Party unless otherwise required by Law or applicable stock exchange regulation, and the Parties to this Agreement shall cooperate as to the timing and contents of any such press release or public announcement.

Section 10.04                      Severability.  In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, and the Parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 10.05                      Entire Agreement.  This Agreement and the Ancillary Agreements constitute the entire understanding of the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the Parties with respect to the subject matter hereof and thereof.  Irrespective of anything else contained herein, the Parties do not intend for this Agreement to constitute the establishment or adoption of, or amendment to, any Benefit Plan, and no person participating in any such Benefit Plan shall have any claim or cause of action, under ERISA or otherwise, in respect of any provision of this Agreement as it relates to any such Benefit Plan or otherwise.

Section 10.06                      Amendments; No Waivers.

(a)                                 From and after the Distribution, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Parties, or in the case of a waiver, by the Party against whom the waiver is to be effective.

(b)                                 No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

Section 10.07                      Assignment.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either Party without the prior written consent of the other Party.  Any purported assignment without such consent shall be void.  Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.  Notwithstanding the foregoing, either Party may assign this Agreement without consent in connection with (a) a merger transaction in which such Party is not the surviving entity and the surviving entity acquires or assumes all or substantially all of such Party’s Assets, or (b) the sale of all or substantially all of such Party’s Assets; provided, however, that the assignee expressly assumes in writing all of the obligations of the assigning Party under this Agreement, and the assigning Party provides written notice and evidence of such assignment and assumption to the non-assigning Party.  No assignment permitted by this Section 10.07 shall release the assigning Party from liability for the full performance of its obligations under this Agreement.

Section 10.08                      Parties in Interest.  This Agreement shall be binding upon and inure solely to the benefit of the Parties hereto and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 10.09                      Currency.  Unless otherwise specified in this Agreement, all references to currency, monetary values and dollars set forth herein means United States dollars, and all payments hereunder shall be made in United States dollars unless otherwise mutually agreed upon by the Parties.

Section 10.10                      Tax Matters.  Notwithstanding anything in this Agreement to the contrary, except for those tax matters specifically addressed herein, the Tax Matters Agreement will be the exclusive agreement among the Parties with respect to all Tax matters, including indemnification in respect of Tax matters.

Section 10.11                      Governing Law.  This Agreement shall be governed by and construed in accordance with the internal Laws, and not the Laws governing conflicts of Laws, of the State of Delaware.

Section 10.12                      Consent to Jurisdiction.  Subject to the provisions of ARTICLE VIII of the Separation Agreement, each of the Parties irrevocably submits to exclusive jurisdiction of (i) the Court of Chancery of the State of Delaware (unless the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, in which case, any state or federal court within the State of Delaware) and (ii) so long as both Parties are headquartered in North Carolina, any state or federal court within the State of North Carolina, for the purposes of any suit, action or other proceeding to compel arbitration, for provisional relief in aid of arbitration in accordance with ARTICLE VIII of the Separation Agreement, for provisional relief to prevent irreparable harm, or for the enforcement of any award issued thereunder.  Each of the Parties further agrees that service of any process, summons, notice or document by United States registered mail to such Party’s respective address set forth in Section 10.02 shall be effective service of process for any action, suit or proceeding in the Delaware or North Carolina courts with respect to any matters to which it has submitted to jurisdiction in this Section 10.12.  Each of the Parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the Delaware courts or, so long as both Parties are headquartered in North Carolina, the North Carolina courts, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim that any such action, suit or proceeding brought in any Delaware court or, so long as both Parties are headquartered in North Carolina, any North Carolina court has been brought in an inconvenient forum.

Section 10.13                      Dispute Resolution.  The procedures for negotiating and binding arbitration set forth in ARTICLE VIII of the Separation Agreement shall apply to any controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance, nonperformance, validity, termination or breach of, this Agreement or otherwise related to the transactions contemplated hereby (including all actions taken in furtherance of the transactions contemplated hereby on or prior to the date hereof), or the construction, interpretation, enforceability, or validity hereof.

Section 10.14                      Specific Performance.  The Parties agree that irreparable damage would occur in the event that the provisions of this Agreement were not performed in accordance with their specific terms.  Accordingly, it is hereby agreed that the Parties shall be entitled to (i) an injunction or injunctions to enforce specifically the terms and provisions hereof in any arbitration in accordance with ARTICLE VIII of the Separation Agreement, (ii) provisional or temporary injunctive relief in accordance therewith in any Delaware Court, and (iii) enforcement of any such award of an arbitral tribunal or a Delaware Court in any court of the United States, or any other any court or tribunal sitting in any state of the United States or in any foreign country that has jurisdiction, this being in addition to any other remedy or relief to which they may be entitled.

Section 10.15                      No Circumvention.  The Parties agree not to directly or indirectly take any actions, act in concert with any Person who takes an action, or cause or allow any member of any such Party’s Group to take any actions (including the failure to take a reasonable action) such that the resulting effect is to materially undermine the effectiveness of any of the provisions of this Agreement.

Section 10.16                      Settlor Prerogatives Regarding Plan Dispositions.  Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall be construed to require Flowco to maintain a Flowco Benefit Plan for a specific period of time, or into perpetuity, and further, nothing herein shall be construed to inhibit or otherwise interfere with Flowco’s ability to terminate a Flowco Benefit Plan, so long as the termination of a Flowco Benefit Plan intended to be qualified under Section 401(a) of the Code does not jeopardize the tax qualified status of the Flowco Benefit Plan.

Section 10.17                      Effect if Distribution Does Not Occur.  Notwithstanding anything in this Agreement to the contrary, if the Separation Agreement or Transition Services Agreement is terminated prior to the Distribution Date, this Agreement shall be of no further force and effect.

Section 10.18                      No Third Party Beneficiaries.  Except as specifically provided in any Ancillary Agreement, this Agreement is solely for the benefit of the Parties and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to this Agreement.

Section 10.19                      Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.19.

Section 10.20                      Survival of Covenants.  Except as expressly set forth in this Agreement or any Ancillary Agreement, the covenants and agreements contained in this Agreement and each Ancillary Agreement, and Liability for the breach of any obligations contained herein or therein, shall survive the Separation and shall remain in full force and effect.

Section 10.21                      Counterparts.  This Agreement may be executed and delivered (including by facsimile transmission or portable document format (.pdf)) in counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

Section 10.22                      Authorization.  Each of the Parties hereby represents and warrants that it has the power and authority to execute, deliver and perform this Agreement, that this Agreement has been duly authorized by all necessary corporate action on the part of such Party, that this Agreement constitutes a legal, valid and binding obligation of each such Party enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and general equity principles.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SPX CORPORATION

By	/s/ Stephen A. Tsoris
Name: Stephen A. Tsoris
Title: V. P., Secretary & General Counsel

SPX FLOW, INC.

By	/s/ Stephen A. Tsoris
Name: Stephen A. Tsoris
Title: Vice President and Secretary